Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-221595

333-221595-01

PROSPECTUS

DEBT SECURITIES

UNITS

WARRANTS

PURCHASE CONTRACTS

PREFERRED STOCK

COMMON STOCK

Morgan Stanley Finance LLC

DEBT SECURITIES

UNITS

WARRANTS

PURCHASE CONTRACTS

Fully and Unconditionally Guaranteed by Morgan Stanley

Morgan Stanley may offer from time to time debt securities, units, warrants, purchase contracts, preferred stock and common stock.  In addition, Morgan Stanley Finance LLC (“MSFL”), a wholly-owned finance subsidiary of Morgan Stanley, may offer from time to time debt securities, units, warrants and purchase contracts, with MSFL’s payment obligations on such debt securities, units, warrants and purchase contracts fully and unconditionally guaranteed by Morgan Stanley.  This prospectus describes the general terms of these securities and the general manner in which each issuer will offer the securities.  The specific terms of any securities offered will be included in a supplement to this prospectus.  The prospectus supplement will also describe the specific manner in which the securities will be offered.

Investing in the securities involves risks.  See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

November 16, 2017

You should rely only on the information incorporated by reference or provided in this prospectus or the relevant prospectus supplement.  Neither Morgan Stanley nor MSFL has authorized anyone else to provide you with different or additional information.  Neither Morgan Stanley nor MSFL is making an offer of these securities in any state where the offer is not permitted.  Except as indicated under the headings “Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends,” “Morgan Stanley” and “Use of Proceeds,” the terms “Morgan Stanley,” “issuer” (when used to refer to Morgan Stanley) and “guarantor” refer to Morgan Stanley excluding its consolidated subsidiaries.  Each of Morgan Stanley, in its capacity as issuer, and MSFL is referred to as an “issuer,” and Morgan Stanley, in its capacity as guarantor of the debt securities, units, warrants and purchase contracts issued by MSFL, is referred to as the “guarantor.”

i

Summary

Morgan Stanley may offer any of the following securities: debt securities; units; warrants; purchase contracts; preferred stock; and common stock.  Morgan Stanley Finance LLC (“MSFL”), a wholly-owned finance subsidiary of Morgan Stanley, may offer any of the following securities: debt securities; units; warrants; and purchase contracts, with MSFL’s payment obligations on such debt securities, units, warrants and purchase contracts fully and unconditionally guaranteed by Morgan Stanley.  The following summary describes only the general terms of these securities and the general manner in which each issuer will offer the securities.  You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Debt Securities	Debt securities issued by Morgan Stanley may be senior or subordinated in priority of payment. Debt securities issued by MSFL will be its senior obligations and the payments due, including any property deliverable under any debt securities that MSFL issues, will be fully and unconditionally guaranteed by Morgan Stanley. The relevant issuer will provide a prospectus supplement that describes the issuer, the ranking, whether senior or subordinated (in the case of debt securities issued by Morgan Stanley), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
The senior and subordinated debt securities issued by Morgan Stanley will be issued under separate indentures between Morgan Stanley and a U.S. banking institution as trustee. The senior debt securities issued by MSFL will be issued under an indenture among MSFL, Morgan Stanley, in its capacity as guarantor, and a U.S. banking institution as trustee. None of the indentures that govern either issuer’s debt securities limits the amount of additional indebtedness that the relevant issuer or any of its subsidiaries may incur. Morgan Stanley and MSFL have summarized the general features of the indentures under the heading “Description of Debt Securities,” and encourage you to read the indentures, which are exhibits to this registration statement.
Units

Morgan Stanley may sell any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by it, debt obligations or other securities of an entity affiliated or not affiliated with it or other property together as units.  MSFL may sell any combination of warrants, purchase contracts and debt securities issued by it, debt obligations or other securities of an entity affiliated or not affiliated with it or other property together as units.

The payments due, including any property deliverable under any units that MSFL issues, will be fully and unconditionally guaranteed by Morgan Stanley.

In a prospectus supplement, the relevant issuer will describe the particular combination of warrants, purchase contracts, shares of preferred stock and common stock (in the case of units issued by Morgan Stanley) and debt securities issued by such issuer, or debt obligations or other securities of an entity affiliated or not affiliated with it or other property constituting any units and any other specific terms of the units.

Warrants

Each of Morgan Stanley and MSFL may sell warrants to purchase or sell:

•     securities issued by it or by an entity affiliated or not affiliated with it, a basket of those securities, an index or indices of those securities or any other property;

•     currencies;

•     any other property; or

•     any combination of the above.

The payments due, including any property deliverable under any warrants that MSFL issues, will be fully and unconditionally guaranteed by Morgan Stanley.

In a prospectus supplement, the relevant issuer will inform you of the exercise price and other specific terms of the warrants, including whether the relevant issuer’s or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities, currencies or other property or their cash value.

Purchase Contracts

Each of Morgan Stanley and MSFL may sell purchase contracts requiring the holders to purchase or sell:

•     securities issued by it or by an entity affiliated or not affiliated with it, a basket of those securities, an index or indices of those securities or any other property;

•     currencies;

•     commodities;

•     any other property; or

•     any combination of the above.

The payments due, including any property deliverable under any purchase contracts that MSFL issues, will be fully and unconditionally guaranteed by Morgan Stanley.

In a prospectus supplement, the relevant issuer will describe the specific terms of the purchase contracts, including whether the relevant issuer will satisfy its obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies, commodities or other property or their cash value.

Form	Each of Morgan Stanley and MSFL may issue debt securities, units, warrants and purchase contracts in fully registered global form or fully registered definitive form. Debt securities issued by Morgan Stanley in registered global form to be offered primarily outside the United States may be issued either under the new safekeeping structure or under the classic safekeeping structure.
Morgan Stanley Preferred Stock	Morgan Stanley may sell its preferred stock, par value $0.01 per share, in one or more series. In a prospectus supplement, Morgan Stanley will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights of the shares of the series, whether or not and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms it can redeem the shares of the series, whether it will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether it will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Morgan Stanley Common Stock	Morgan Stanley may sell its common stock, par value $0.01 per share. In a prospectus supplement, Morgan Stanley will describe the aggregate number of shares offered and the offering price or prices of the shares.

Terms Specified in Prospectus Supplements	When the relevant issuer decides to sell particular securities, it will prepare one or more prospectus supplements, which in the case of securities such as medium-term notes may be further supplemented by a pricing supplement, describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and any applicable prospectus supplement and pricing supplement. The relevant issuer may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any other prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a pricing supplement or a free writing prospectus, unless the context otherwise requires.
Each of Morgan Stanley and MSFL will offer its debt securities, warrants, purchase contracts and units, and (in the case of Morgan Stanley) preferred stock and common stock, to investors on terms determined by market and other conditions. Securities issued by either issuer may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as specifically designated in the applicable prospectus supplement.
In any prospectus supplement prepared by the relevant issuer, the relevant issuer will provide the name of and describe the compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States will generally include Morgan Stanley & Co. LLC and any outside the United States will generally include Morgan Stanley & Co. International plc or other affiliates of the relevant issuer and the guarantor, if applicable.
Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted	The securities issued by Morgan Stanley, including the guarantees of the MSFL securities, are Morgan Stanley’s unsecured senior obligations or, if so provided, unsecured subordinated obligations, but Morgan Stanley’s assets consist primarily of equity in, and receivables from, its subsidiaries. As a result, Morgan Stanley’s ability (i) to make payments on its debt securities, units, warrants and purchase contracts, (ii) to make payments with respect to its guarantee of securities issued by MSFL and (iii) to pay dividends on its preferred stock and common stock, in each case depends upon its receipt of dividends, loan payments and other funds from its subsidiaries. In addition, the direct creditors of any subsidiary will have a prior claim on the subsidiary’s assets, if any, and Morgan Stanley’s rights and the rights of its creditors, including your rights as an owner of Morgan Stanley’s debt securities, units, warrants, purchase contracts, preferred stock or common stock or your rights under its guarantee of MSFL securities, will be subject to that prior claim, except to the extent that any claims Morgan Stanley may have as a creditor of that subsidiary are paid. This subordination of parent company creditors to prior claims of creditors of subsidiaries over the subsidiaries’ assets is referred to as structural subordination.
In addition, various statutes and regulations restrict some of Morgan Stanley’s subsidiaries from paying dividends or making loans or advances to Morgan Stanley. These restrictions could prevent those subsidiaries from paying the cash to Morgan Stanley that it needs in order to pay you. These restrictions include:
• the net capital requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of some exchanges and other regulatory bodies, which apply to some of Morgan Stanley’s principal subsidiaries, such as Morgan Stanley & Co. LLC and Morgan Stanley & Co. International plc, and
• banking regulations, which apply to Morgan Stanley Bank, N.A., a national bank, Morgan Stanley Private Bank, National Association (formerly Morgan Stanley Trust FSB), a national bank, and other bank subsidiaries of Morgan Stanley.
Status of the MSFL Securities; Relationship with Morgan Stanley Securities	The securities issued by MSFL are its unsecured obligations and holders of these securities are direct creditors of MSFL, as well as direct creditors of Morgan Stanley under the related guarantee. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.
Market-making by Affiliates	Following the initial distribution of an offering of securities, Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc and other affiliates of each of Morgan Stanley and MSFL may offer and sell those securities in the course of their businesses as broker dealers. Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc and other affiliates of each of Morgan Stanley and MSFL may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.
How to Reach The Issuers	You may contact the issuers at Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

Risk Factors

For a discussion of the risk factors affecting Morgan Stanley and its business, including market risk, credit risk, operational risk, liquidity and funding risk, legal, regulatory and compliance risk, risk management, competitive environment, international risk and acquisition, divestiture and joint venture risk, among others, see “Risk Factors” in Part I, Item 1A of its most recent annual report on Form 10-K and its current and periodic reports filed pursuant to the Securities and Exchange Act of 1934 that are incorporated by reference into this prospectus.

In addition, some of the securities each issuer offers may be subject to foreign-currency risks as described below.

Reform of LIBOR and EURIBOR and Other Interest Rate Index and Equity, Commodity and Foreign Exchange Rate Index “Benchmarks”

The London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offered Rate (“EURIBOR”) and other indices which are deemed “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any securities linked to a “benchmark.”

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks.” The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could have materially adverse consequences in relation to securities linked to such “benchmark.” Under certain of the base rates described herein, the final alternative method sets the interest rate for an interest period at the same rate as the immediately preceding reset period, or, if there was no interest reset period, the rate of the interest payable will be the initial interest rate.  Any such consequence could have a material adverse effect on the value of and return on any such securities.  See also “Description of Debt Securities—Base Rates.”

Potential Replacement of LIBOR May Adversely Affect the Return on Any Securities Linked to LIBOR and their Secondary Market Prices

Central banks around the world, including the U.S. Federal Reserve, have commissioned working groups that include market participants (the “Alternative Rate Committees”) with the goal of finding suitable replacements for their currency’s LIBOR that are based on observable market transactions.  The search for replacements accelerated after the Financial Stability Board reported that uncertainty surrounding the integrity of LIBOR represents a potentially serious systemic vulnerability and risk due to limited transactions in the underlying inter-bank lending market.  In July 2017, the Chief Executive of the United Kingdom Financial Conduct Authority (the “FCA”), which regulates LIBOR, called for an orderly transition over a 4-5 year period from LIBOR to the reference rates selected by the Alternative Rate Committees.  The FCA’s announcement stated that it expects that it would not be in a position to sustain LIBOR through its influence or legal compulsion powers after the end of 2021.  Any transition away from LIBOR, as well as the uncertainty surrounding the future of LIBOR and future regulatory and market developments, could have a materially adverse effect on the return on any securities linked to LIBOR and their secondary market prices.  See also “Risk Factors—Reform of LIBOR and EURIBOR and Other Interest Rate Index and Equity, Commodity and Foreign Exchange Rate Index ‘Benchmarks’” herein.

Foreign-Currency Risks

You should consult your financial and legal advisers as to any specific risks entailed by an investment in securities that are denominated or payable in, or the payment of which is linked to the value of, a currency other than the currency of the country in which you are resident or in which you conduct your business, which is referred to as your “home currency.”  These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.  The relevant issuer and the guarantor, if applicable, disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, these securities.  These persons should consult their own legal and financial advisers concerning these matters.

Exchange Rates and Exchange Controls May Affect Securities’ Value or Return

General Exchange Rate and Exchange Control Risks.  An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than your home currency entails significant risks.  These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities.  These risks generally depend on economic and political events over which the relevant issuer and the guarantor, if applicable, have no control.

Exchange Rates Will Affect Your Investment.  In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security.  Depreciation against your home currency of the currency in which a security is payable would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis.  In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

There May Be Specific Exchange Rate Risks Applicable to Warrants and Purchase Contracts.  Fluctuations in the rates of exchange between your home currency and any other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract.  You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be “in the money.”

The Relevant Issuer and the Guarantor, If Applicable, Have No Control Over Exchange Rates.  Currency exchange rates can either float or be fixed by sovereign governments.  Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other.  However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect yields or payouts in your home currency for (i) securities denominated or payable in currencies other than your home currency, (ii) currency-linked securities, (iii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency differing from your home currency or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than your home currency and (iv) warrants or purchase contracts to purchase or sell foreign currency.

The relevant issuer will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any applicable foreign currency.  You will bear those risks.

Some Foreign Currencies May Become Unavailable.  Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency.  Even if there are no actual exchange controls, it is possible that the applicable currency for any security would not be available when payments on that security are due.

Alternative Payment Method Used if Payment Currency Becomes Unavailable.  Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, the relevant issuer would make required payments in U.S. dollars on the basis of the market exchange rate, which might be an extremely unfavorable rate at the time of any such unavailability.  However, if the applicable currency for any security is not available because the euro has been substituted for that currency, the payments would be made in euro.  The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities—Interest and Principal Payments” below.

Currency Conversions May Affect Payments on Some Securities

The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars.  In these cases, Morgan Stanley & Co. International plc, in its capacity as exchange rate agent, or a different exchange rate agent identified in the applicable prospectus supplement, will convert the currencies.  You will bear the costs of conversion through deductions from those payments.  Morgan Stanley & Co. International plc is an affiliate of each of Morgan Stanley and MSFL.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

The securities will be governed by and construed in accordance with the laws of the State of New York.  If a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would enter a judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

As a Finance Subsidiary, MSFL Has No Independent Operations and Will Have No Independent Assets

MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding.  Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley.  Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee.  Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

Securities Issued by MSFL Will Not Have the Benefit of any Cross-Default or Cross-Acceleration with Other Indebtedness of MSFL or Morgan Stanley; A Morgan Stanley Covenant Default or Bankruptcy, Insolvency or Reorganization Event Does Not Constitute an Event of Default With Respect to MSFL Securities

Unless otherwise stated in the applicable prospectus supplement, the securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley.  In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any securities issued by MSFL.

Additional risks specific to particular securities will be detailed in the applicable prospectus supplements.

Where You Can Find More Information

Morgan Stanley files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document it files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  In addition, the SEC maintains a website that contains reports, proxy statements and other information that Morgan Stanley electronically files.  The address of the SEC’s website is http://www.sec.gov.  You can find information Morgan Stanley has filed with the SEC by reference to file number 001-11758.

This prospectus is part of a registration statement each of Morgan Stanley and MSFL filed with the SEC.  This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations.  You should review the information and exhibits in the registration statement for further information on Morgan Stanley and its consolidated subsidiaries, MSFL and the securities being offered.  Statements in this prospectus concerning any document filed as an exhibit to the registration statement or that Morgan Stanley or MSFL otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.  You should review the complete document to evaluate these statements.

Morgan Stanley’s common stock, par value $0.01 per share, is listed on the New York Stock Exchange LLC under the symbol “MS.”  You may inspect reports, proxy statements and other information concerning Morgan Stanley and its consolidated subsidiaries at the offices of the New York Stock Exchange LLC, 20 Broad Street, New York, New York 10005.

The SEC allows each of Morgan Stanley and MSFL to incorporate by reference much of the information Morgan Stanley files with it, which means that each of Morgan Stanley and MSFL can disclose important information to you by referring you to those publicly available documents.  The information that each of Morgan Stanley and MSFL incorporates by reference in this prospectus is considered to be part of this prospectus.  Because each of Morgan Stanley and MSFL is incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus.  This means that you must look at all of the SEC filings that each of Morgan Stanley and MSFL incorporates by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.  This prospectus incorporates by reference the documents listed below and any future filings Morgan Stanley makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until each of Morgan Stanley and MSFL completes its offering of the securities to be issued under the registration statement or, if later, the date on which any of its affiliates cease offering and selling these securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	Current Reports on Form 8-K dated January 11, 2017, January 17, 2017, January 31, 2017, March 2, 2017, April 19, 2017, April 21, 2017, May 22, 2017, June 28, 2017, July 19, 2017, October 17, 2017 and October 25, 2017;

•	description of Morgan Stanley’s common stock in its Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in the Forms 8 dated February 11, February 21 and February 22, 1993 and as further amended by the description contained in the Form 8-K dated June 19, 2007; and

•	in addition, solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of Morgan Stanley and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by Morgan Stanley in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus) is incorporated by reference into this prospectus.

You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning Morgan Stanley at the following address:

Morgan Stanley 1585 Broadway New York, New York 10036 Attention: Investor Relations (212) 761-4000

We will not be providing you with any financial statements for MSFL.  MSFL is a 100%-owned finance subsidiary of Morgan Stanley, as described by the SEC in Rule 3-10(b) of Regulation S-X, and since the securities MSFL may issue under this prospectus will be fully and unconditionally guaranteed by Morgan Stanley, you should look to, read, and rely solely upon the financial statements that Morgan Stanley files with the SEC.

Consolidated Ratios of Earnings to Fixed Charges
and Earnings to Fixed Charges and Preferred Stock Dividends

The following table sets forth Morgan Stanley’s consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended	Fiscal Year Ended December 31,
	September 30, 2017	2016	2015	2014	2013	2012

Ratio of earnings to fixed charges	2.7	3.5	3.8	1.8	1.7	1.0

Ratio of earnings to fixed charges and preferred stock dividends	2.5	2.9	3.1	1.7	1.7	1.0

For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings before income taxes do not include dividends on preferred securities subject to mandatory redemption, income (loss) on discontinued operations, noncontrolling interests and income or loss from equity investees.  Fixed charges consist of interest cost, including interest on deposits, interest on discontinued operations, dividends on preferred securities subject to mandatory redemption, and that portion of rent expense estimated to be representative of the interest factor.  Fixed charges do not include interest expense on uncertain tax liabilities as the Company records these amounts within the Provision for income taxes.

The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

Morgan Stanley

Morgan Stanley, a financial holding company, is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Wealth Management and Investment Management. Morgan Stanley, through its subsidiaries and affiliates, provides a wide variety of products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals.

Morgan Stanley conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers.  Morgan Stanley maintains significant market positions in each of its business segments—Institutional Securities, Wealth Management and Investment Management.

A description of the clients and principal products and services of each of Morgan Stanley’s business segments is as follows:

•	Institutional Securities provides investment banking, sales and trading, lending and other services to corporations, governments, financial institutions, and high to ultra-high net worth clients. Investment banking services consist of capital raising and financial advisory services, including services relating to the underwriting of debt, equity and other securities, as well as advice on mergers and acquisitions, restructurings, real estate and project finance. Sales and trading services include sales, financing and market-making activities in equity and fixed income products, including prime brokerage services, global macro, credit and commodities products. Lending services include originating and/or purchasing corporate loans, commercial and residential mortgage lending, asset-backed lending, financing extended to equities and commodities customers and municipalities. Other services include investment and research activities.

•	Wealth Management provides a comprehensive array of financial services and solutions to individual investors and small to medium-sized businesses/institutions covering brokerage and investment advisory services, financial and wealth planning services, annuity and insurance products, credit and other lending products, banking and retirement plan services.

•	Investment Management provides a broad range of investment strategies and products that span geographies, asset classes, and public and private markets to a diverse group of clients across institutional and intermediary channels. Strategies and products include equity, fixed income, liquidity and alternative/other products. Institutional clients include defined benefit/defined contribution plans, foundations, endowments, government entities, sovereign wealth funds, insurance companies, third-party fund sponsors and corporations. Individual clients are serviced through intermediaries, including affiliated and non-affiliated distributors.

Morgan Stanley’s principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

Morgan Stanley Finance LLC

Morgan Stanley Finance LLC is a Delaware limited liability company and a wholly-owned finance subsidiary of Morgan Stanley.

Use of Proceeds

Unless otherwise set forth in the applicable prospectus supplement, Morgan Stanley intends to use the net proceeds from the sale of the securities it offers by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital;

•	the repurchase of outstanding common stock; and

•	the repayment of indebtedness.

Morgan Stanley anticipates that it will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance its businesses worldwide.

Unless otherwise set forth in the applicable prospectus supplement, MSFL intends to lend the net proceeds from the sale of the securities it offers by this prospectus to Morgan Stanley.  Unless otherwise set forth in the applicable prospectus supplement, Morgan Stanley intends to use the proceeds from such loans for general corporate purposes, including the purposes set forth above.

Description of Debt Securities

Morgan Stanley Debt May Be Senior or Subordinated

Morgan Stanley may issue senior or subordinated debt securities.  The senior debt securities will constitute part of its senior debt, will be issued under its Senior Debt Indenture, as defined below under “—Indentures,” and will rank on a parity with all of its other unsecured and unsubordinated debt.  The subordinated debt securities will constitute part of Morgan Stanley’s subordinated debt, will be issued under its Subordinated Debt Indenture, as defined below under “—Indentures,” and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of its “senior indebtedness,” which is defined in its Subordinated Debt Indenture.  If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Morgan Stanley has summarized below the material provisions of its indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement.  These descriptions are only summaries, and each investor should refer to the applicable indenture and any supplements thereto, which describe completely the terms and definitions summarized below and contains additional information regarding the debt securities.  Where appropriate, Morgan Stanley uses parentheses to refer you to the particular sections of the applicable indenture.  Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.  Morgan Stanley’s indentures are substantially identical, except for the provisions relating to Morgan Stanley’s negative pledge and to debt securities issued under the NSS (as defined below), which are included in the Senior Debt Indenture only and the provisions relating to subordination and the shorter list of events of default under the Subordinated Debt Indenture.

MSFL Debt Will Be Senior

MSFL may only issue senior debt securities.  The senior debt securities will constitute part of its senior debt, will be issued under the MSFL Senior Debt Indenture, as defined below under “—Indentures,” and will rank on a parity with all of its other unsecured and unsubordinated debt.  MSFL’s senior debt securities will be fully and unconditionally guaranteed by Morgan Stanley and holders of these securities should assume that in any bankruptcy, resolution or similar proceeding, they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.  See “Risk Factors—As a Finance Subsidiary, MSFL Has No Independent Operations and Will Have No Independent Assets.”

MSFL has summarized below the material provisions of the MSFL Senior Debt Indenture and the debt securities, including the guarantee of Morgan Stanley, or indicated which material provisions will be described in the related prospectus supplement.  These descriptions are only summaries, and each investor should refer to the MSFL Senior Debt Indenture and any supplements thereto, which describe completely the terms and definitions summarized below and contain additional information regarding the debt securities.  Where appropriate, MSFL uses parentheses to refer you to the particular sections of the MSFL Senior Debt Indenture.  Any reference to particular sections or defined terms of the MSFL Senior Debt Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

Morgan Stanley and MSFL Debt May Be Issued in One or More Series

In this prospectus, the Senior Debt Indenture and the MSFL Senior Debt Indenture are referred to individually as a “senior indenture” and, collectively as the “senior indentures” and, collectively with the Subordinated Debt Indenture (also referred to as the subordinated indenture), the “indentures.”

Each issuer may issue debt securities from time to time in one or more series.  The provisions of each indenture allow the relevant issuer to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue.  The debt securities may be denominated and payable in U.S. dollars or foreign currencies.  Each issuer may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates or indices of currency exchange rates, securities or baskets or indices of securities or other property, commodity prices or indices, or any other property, or any combination of the foregoing.  Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable underlying asset on the relevant payment dates.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security.  Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement of the relevant issuer will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the issuer of the debt securities;

•	classification as senior or subordinated debt securities (in the case of debt securities issued by Morgan Stanley) and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which the principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	whether interest will be payable in cash or payable in kind;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	in the case of debt securities issued by Morgan Stanley, if Morgan Stanley is offering debt securities primarily outside the United States, whether those debt securities will or will not be issued under the NSS;

•	whether the relevant issuer will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities:

o	in the case of debt securities issued by Morgan Stanley, into or for common or preferred stock or other securities of Morgan Stanley offered hereby, into or for common or preferred stock or other securities of an entity affiliated with Morgan Stanley or debt or equity or other securities of an entity not affiliated with it, or into any other property or for the cash value of its stock or any of the above securities; or

o	in the case of debt securities issued by MSFL, into or for other securities of MSFL offered hereby, into or for common or preferred stock or other securities of an entity affiliated with MSFL or debt or equity or other securities of an entity not affiliated with it, or into any other property or for the cash value of any of the above securities;

•	the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at the relevant issuer’s option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any applicable U.S. federal income tax consequences, including:

o	whether and under what circumstances the relevant issuer will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether the relevant issuer will have the option to redeem those debt securities rather than pay the additional amounts;

o	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for U.S. federal income tax purposes; and

o	tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

•	any other specific terms of the debt securities, including any additions, modifications or deletions in the defaults, events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Some Definitions

Morgan Stanley and MSFL have defined some of the terms that are used frequently in this prospectus below:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b) for debt securities denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for debt securities denominated in Australian dollars, in Sydney, and (ii) for debt securities denominated in euro, that is also a TARGET Settlement Day.

“Clearstream, Luxembourg” means Clearstream Banking S.A.

“Depositary” means The Depository Trust Company, New York, New York.

“Euro LIBOR debt securities” means LIBOR debt securities for which the index currency is euros.

“Euroclear” means Euroclear Bank SA/NV.

An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

“London banking day” means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

The “NSS” means the new safekeeping structure for certain debt securities in registered global form. Any debt security in registered global form issued under the NSS is to be deposited with a common safekeeper for Euroclear and/or Clearstream, Luxembourg.

The “record date” for any interest payment date, unless otherwise specified in the applicable prospectus supplement, is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and was launched on November 19, 2007, is open for the settlement of payment in euro.

References in this prospectus to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.  References in this prospectus to “euro” and “€” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Interest and Principal Payments

Payments, Exchanges and Transfers.  Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in the Borough of Manhattan, The City of New York, maintained by the relevant issuer for that purpose.  However, holders of global debt securities may transfer and exchange global debt securities only in the manner and to the extent set forth under “Forms of Securities—Global Securities” below.  On the date of this prospectus, the agent for the payment, transfer and exchange of debt securities issued under the Senior Debt Indenture is The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)) acting through its corporate trust office at 101 Barclay Street, New York, New York 10286; the agent for the payment, transfer and exchange of debt securities issued under the MSFL Senior Debt Indenture is The Bank of New York Mellon acting through its corporate trust office at 101 Barclay Street, New York, New York 10286; and the agent for the payment, transfer and exchange of debt securities issued under the Subordinated Indenture is The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), acting through its corporate trust office at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon, acting in this capacity for the respective debt securities, is referred to as the paying agent.

The relevant issuer will not be required to:

•	register the transfer of or exchange any debt security if the holder has exercised the holder’s right, if any, to require the relevant issuer to repurchase the debt security, in whole or in part, except the portion of the debt security not required to be repurchased;

•	register the transfer of or exchange debt securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered debt security selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.

No service charge will be made for any registration or transfer or exchange of debt securities, but the relevant issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities.

Although the relevant issuer anticipates making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement.  Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, the relevant issuer will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Payments.  The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date.  However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security.  The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date.  The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date.  In that case, the paying agent will pay interest or, in the case of an amortizing debt security, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Debt Securities.  The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry debt securities, by wire transfer of immediately available funds.  The relevant issuer expects that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the Depositary.  The relevant issuer also expects that payments by the Depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities.  Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the debt security register; or

•	for a holder of at least $10,000,000 in aggregate principal amount of certificated debt securities of a series having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security.

Unavailability of Foreign Currency.  The relevant specified currency may not be available to the relevant issuer or the guarantor, if applicable, for making payments of principal of, premium, if any, or interest, if any, on any debt security.  This could occur due to the imposition of exchange controls or other circumstances beyond the control of the relevant issuer and the guarantor, if applicable, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions.  If the specified currency is unavailable, the relevant issuer or the guarantor, if applicable, may satisfy its obligations to holders of the debt securities by making those payments on the date of payment in U.S.

dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate.”  If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is an affiliate of the relevant issuer or the guarantor, if applicable.  If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro.  If the euro has been substituted for a specified currency, the relevant issuer may at its option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended.  Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture.

Discount Debt Securities.  Some debt securities may be considered to be issued with original issue discount, which must be included in income for U.S. federal income tax purposes at a constant yield.  These debt securities are referred to as “discount notes.”  See the discussion under “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” below.  In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “Description of Debt Securities—Events of Default” below, the amount of principal due and payable on that debt security will be limited to:

•	the aggregate principal amount of the debt security multiplied by the sum of

o	its issue price, expressed as a percentage of the aggregate principal amount, plus

o	the original issue discount amortized from the interest accrual date for the applicable discount note to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method.  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated.  If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued.  If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.  The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and debt securities other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under “United States Federal Taxation” below.  See the applicable prospectus supplement for any special considerations applicable to these debt securities.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

How Interest Is Calculated.  Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues.  Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue.  Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.”

When Interest Is Paid.  Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the period of time between the issue date and the first interest payment date thereafter is less than the period of time between a record date and an interest payment date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount of Interest Payable.  Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue (or any other date specified in a prospectus supplement on which interest begins to accrue) or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If a Payment Date Is Not a Business Day.  If any scheduled interest payment date is not a business day, the relevant issuer will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.  If the scheduled maturity date or date of redemption or repayment is not a business day, the relevant issuer may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities.  A fixed rate debt security may pay scheduled amounts in respect of both interest and principal amortized over the life of the debt security.  Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment.  Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount.  The relevant issuer will provide to the original purchaser, and will furnish to subsequent holders upon request to the relevant issuer, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which is referred to as the “base rate.”  The base rate may be one or more of the following:

•	the commercial paper rate;

•	EURIBOR;

•	the federal funds rate;

•	the federal funds (open) rate;

•	LIBOR;

•	the prime rate;

•	the Treasury rate;

•	the CMT rate;

•	the CMS rate; or

•	any other rate or interest rate formula specified in the applicable prospectus supplement and in the floating rate debt security.

Formula for Interest Rates.  The interest rate on each floating rate debt security will be calculated by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating rate debt security, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement.  The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security.  The “spread multiplier” is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security.  The interest rate on any inverse floating rate debt security will also be calculated by reference to a fixed rate.

Limitations on Interest Rate.  A floating rate debt security may also have either or both of the following limitations on the interest rate:

•	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which is referred to as the “maximum interest rate”; and/or

•	a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which is referred to as the “minimum interest rate.”

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application.  Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis.  These limits do not apply to loans of $2,500,000 or more.

How Floating Interest Rates Are Reset.  The interest rate in effect from the date of issue (or any other date specified in a prospectus supplement on which interest begins to accrue) to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement.  This rate is referred to as the “initial interest rate.”  The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually.  This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.”  The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

•	for federal funds rate debt securities, federal funds (open) rate debt securities, and prime rate debt securities, the interest determination date will be on the business day prior to the interest rate reset date;

•	for commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

•	for CMS rate debt securities, the interest determination date will be the second U.S. government securities business day prior to the interest reset date;

•	for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day, as defined above under “—General Terms of Debt securities—Some Definitions,” prior to the interest reset date;

•	for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date;

•	for Treasury rate debt security, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and

•	for debt securities with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day.

“U.S. government securities business day” means any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The interest reset dates will be specified in the applicable prospectus supplement.  If an interest reset date for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

In the detailed descriptions of the various base rates which follow, the “calculation date” pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, or (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

How Interest Is Calculated.  Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue.  Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.”

The applicable prospectus supplement will specify a calculation agent for any issue of floating rate debt securities.  Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate debt security.  The calculation agent will notify the paying agents and, in the case of floating rate debt securities which are admitted to listing or trading by any listing authority, stock exchange and/or quotation system, and where the rules of such listing authority, stock exchange and/or quotation system so require, such listing authority, stock exchange and/or quotation system of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor.  This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid.  The interest factor for each day is computed by dividing the interest rate applicable to that day:

•	by 360, in the case of commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, federal funds (open) rate debt securities, LIBOR debt securities (except for LIBOR debt securities denominated in pounds sterling), prime rate debt securities and CMS rate debt securities;

•	by 365, in the case of LIBOR debt securities denominated in pounds sterling; or

•	by the actual number of days in the year, in the case of Treasury rate debt securities, CMT rate debt securities and securities for which the applicable prospectus supplement provides that the day count convention will be “actual/actual.”

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.  The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward.  All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount.  All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to .01.

When Interest Is Paid.  The relevant issuer will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the period of time between the issue date and the first interest payment date thereafter is less than the period of time between a record date and an interest payment date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If a Payment Date Is Not a Business Day.  If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day.  If the scheduled maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rates

Commercial Paper Rate Debt Securities.  Commercial paper rate debt securities will bear interest at the interest rates specified in the commercial paper rate debt securities and in the applicable prospectus supplement.  Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S. dollar commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in the H.15 Daily Update, under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•	If by 3:00 p.m., New York City time, on that calculation date the above rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with the relevant issuer, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

money market yield =	D × 360 360 – (D × M)	× 100

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

EURIBOR Debt Securities.  EURIBOR debt securities will bear interest at the interest rates specified in the EURIBOR debt securities and in the applicable prospectus supplement.  That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Thomson Reuters Eikon (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as “Reuters Page EURIBOR01” as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•	If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with the relevant issuer, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time.  If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with the relevant issuer, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

•	If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Euro-zone” means the region comprising Member States of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds Rate Debt Securities.  Federal funds rate debt securities will bear interest at the interest rates specified in the federal funds rate debt securities and in the applicable prospectus supplement.  Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in the H.15 Daily Update under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service, which is commonly referred to as “Reuters Page FEDFUNDS1.”

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

•	If the above rate is not yet published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with the relevant issuer.

•	If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate Debt Securities.  Federal funds (open) rate debt securities will bear interest at the interest rates specified in the federal funds (open) rate debt securities and in the applicable prospectus supplement.  Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds (open) rate” means, for any interest determination date, the federal funds rate on that date set forth opposite the caption “Open” as displayed on Reuters, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as “Reuters Page 5.”

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds (open) rate will be the rate on that interest determination date displayed on FFPREBON Index Page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane, or any successor service, on Bloomberg.

•	If the above rate is not displayed on the FFPREBON Index Page on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, quoted by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with the relevant issuer.

•	If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds (open) rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

LIBOR Debt Securities.  LIBOR debt securities will bear interest at the interest rates specified in the LIBOR debt securities and in the applicable prospectus supplement.  That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as “LIBOR,” and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“LIBOR” means, for any interest determination date, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page, as defined below, by its terms provides only for a single rate, that single rate will be used.

•	If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, after consultation with the relevant issuer, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time. If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, as described in the prior paragraph, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with the relevant issuer, for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•	If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro.  If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

Prime Rate Debt Securities.  Prime rate debt securities will bear interest at the interest rates specified in the prime rate debt securities and in the applicable prospectus supplement.  That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “prime rate” means, for any interest determination date, the rate on that date as published in the H.15 Daily Update under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the above rate is not published in the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s prime rate or base lending rate, as of 11:30 a.m. New York City time, as in effect for that interest determination date.

•	If fewer than four rates for that interest determination date appear on the Reuters Page US PRIME 1 by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with the relevant issuer.

•	If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Page US PRIME 1” means the display designated as page “US PRIME 1” on Reuters, or any successor service, or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Debt Securities.  Treasury rate debt securities will bear interest at the interest rates specified in the Treasury rate debt securities and in the applicable prospectus supplement.  That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “Treasury rate” means:

•	the rate from the auction held on the applicable interest determination date, which is referred to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption “INVEST RATE” on the display on Reuters, or any successor service, on page USAUCTION10 or any other page as may replace page USAUCTION10 on that service, which is referred to as “Reuters Page USAUCTION10,” or on page USAUCTION11 or any other page as may replace page USAUCTION11 on that service, which is referred to as “Reuters Page USAUCTION11”; or

•	if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

•	if the rate referred to in the second bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the auction rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•	if the rate referred to in the third bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement; or

•	if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	D × N 360 – (D × M)	× 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

CMT Rate Debt Securities.  CMT rate debt securities will bear interest at the interest rates specified in the CMT rate debt securities and in the applicable prospectus supplement.  That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CMT rate” means, for any interest determination date, any of the following rates published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that interest determination date, if the Designated CMT Reuters Page is FRBCMT; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturities rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity

Index on the interest determination date for the related interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

•	If the information described in the first bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which is referred to as a “reference dealer,” in The City of New York, which may include the agent or another affiliate of the relevant issuer, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with the relevant issuer, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•	If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding paragraph, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source.  If no Reuters page is specified in the applicable prospectus supplement, the Designated CMT Reuters Page will be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated.  If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

CMS Rate Debt Securities.  CMS rate debt securities will bear interest at the interest rates specified in the CMS rate debt securities and in the applicable prospectus supplement.  That interest rate will be based on the CMS rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CMS rate” means, for any interest determination date, the fixed rate of interest payable on an interest rate swap having the index maturity specified in the applicable prospectus supplement, as reported on Reuters Page ICESWAP1 or any successor page thereto at approximately 11:00 a.m. New York City time for such day.

The rate reported on Reuters Page ICESWAP1 (or any successor page thereto) is calculated by ICE Benchmark Administration Limited based on tradeable quotes for the related interest rate swap of the relevant index maturity that is sourced from electronic trading venues.

An interest rate swap rate, at any given time, generally indicates the fixed rate of interest (paid semi-annually) that a counterparty in the swaps market would have to pay for a given maturity, in order to receive a floating rate (paid quarterly) equal to 3-month USD LIBOR, or another index rate, for that same maturity.

The following procedures will be followed if the CMS rate cannot be determined as described above:

•	If the rate is not displayed by approximately 11:00 a.m. New York City time on the Reuters Page ICESWAP1 on any day on which the such rate must be determined, such rate for such day will be determined on the basis of the mid-market semi-annual swap rate quotations to the calculation agent provided by five leading swap dealers in the New York City interbank market (the “Reference Banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable maturity commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to the index rate that is then used in the calculation of the CMS rate with a designated maturity of three months. The calculation agent will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate.

•	If at least three quotations are provided, the rate for that day will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

•	If fewer than three quotations are provided as requested, the affected rate will be determined by the calculation agent in good faith and in a commercially reasonable manner.

Redemption and Repurchase of Debt Securities

Optional Redemption by the Relevant Issuer.  If applicable, the prospectus supplement will indicate the terms of the relevant issuer’s option to redeem the debt securities.

Notice of Redemption.  The relevant issuer will mail a notice of redemption to each holder or, in the case of global debt securities, to the Depositary, as holder of the global debt securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the paying agent.  The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

Optional Make-whole Redemption of Debt Securities.  If specified in the applicable prospectus supplement, the relevant issuer may redeem any such debt securities in whole at any time or in part from time to time, at its option, at a make-whole redemption price equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming, unless otherwise specified in the applicable prospectus supplement, a 360-day year consisting of twelve 30-day months) at the treasury rate, plus a spread as indicated in the applicable prospectus supplement, as calculated by the premium calculation agent (as defined below);

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“treasury rate” means, with respect to any redemption date:

•	the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day preceding the redemption date.

The relevant issuer will mail a notice of redemption to the Depositary, as holder of the debt securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption in such notice, or within such other notice period as may be indicated in the applicable prospectus supplement.  Unless the relevant issuer defaults on payment of the redemption price, interest will cease to accrue on the debt securities or portions thereof called for redemption on the applicable redemption date.  If fewer than all of the debt securities of a particular series of debt securities are to be redeemed, the trustee will select, not more than 60 days (or such other indicated period) prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities of such series not previously called for redemption by such method as the trustee deems fair and appropriate; provided, that if debt securities of such series are represented by one or more global securities, beneficial interests in such debt securities will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.

“premium calculation agent” means Morgan Stanley & Co. LLC, or if that firm is unwilling or unable to select the comparable treasury issue, an investment banking institution of national standing appointed by the relevant issuer.

“comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term (“remaining life”) of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities to be redeemed.

“comparable treasury price” means, with respect to a redemption date (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the premium calculation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“reference treasury dealer” means (1) Morgan Stanley & Co. LLC and its successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”) the relevant issuer will substitute therefor another primary treasury dealer and (2) any other primary treasury dealers selected by the premium calculation agent after consultation with the relevant issuer.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the premium calculation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the premium calculation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Because Morgan Stanley & Co. LLC is an affiliate of each issuer and the guarantor, the economic interests of Morgan Stanley & Co. LLC may be adverse to your interests as an owner of the debt securities subject to the relevant issuer’s redemption, including with respect to certain determinations and judgments that it must make as premium calculation agent in the event the relevant issuer redeems such debt securities before their maturity.  Morgan Stanley & Co. LLC is obligated to carry out its duties and functions as premium calculation agent in good faith and using its reasonable judgment.

The relevant issuer will notify the relevant trustee of the redemption price promptly after the calculation thereof and such trustee will have no responsibility for calculating the redemption price.

Repayment at Option of Holder.  If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have the relevant issuer repay the debt security on a date or dates specified prior to its maturity date.  The repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.  For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

For the relevant issuer to repay a debt security, the paying agent must receive at least 15 days but not more than 30 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

•	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable.  The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Debt Securities.  If a debt security is represented by a registered global debt security, the Depositary or the Depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment.  In order to ensure that the Depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the Depositary of its desire to exercise a right to repayment.  Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

Open Market Purchases by the Relevant Issuer.  The relevant issuer or its affiliates may purchase debt securities at any price in the open market or otherwise.  Debt securities so purchased by such issuer may, at its discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Morgan Stanley Guarantee of Debt Securities Issued by MSFL

The payments due, including any property deliverable under any debt securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.  If, for any reason, MSFL does not make any required payment in respect of any debt security issued by it when due, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment.  MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding.  Accordingly, holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee.  See “Summary—Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted,” “—Status of the MSFL Securities; Relationship with Morgan Stanley Securities” and “Risk Factors—As a Finance Subsidiary, MSFL Has No Independent Operations and Will Have No Independent Assets.”  Morgan Stanley’s guarantees of the payments due on debt securities issued by MSFL will be unsecured senior obligations of Morgan Stanley.  In addition, if MSFL were to merge with and into Morgan Stanley pursuant to the terms of the MSFL Senior Debt Indenture, the guarantee will terminate.

Indentures

Debt securities that will be issued by Morgan Stanley as senior debt will be issued under a Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.), as trustee.  That indenture, as it has been and may be supplemented from time to time, is called the Senior Debt Indenture.  Debt securities that will be issued by MSFL as senior debt will be issued under a Senior Indenture dated as of February 16, 2016 among MSFL, Morgan Stanley, as guarantor, and The Bank of New York Mellon, a New York banking corporation, as trustee.  That indenture, as it may be supplemented from time to time, is called the MSFL Senior Debt Indenture.

Debt securities that will be issued by Morgan Stanley as subordinated debt will be issued under a Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and The Bank of New York Mellon, a New York banking corporation (as successor to J.P. Morgan Trust Company, National Association), as trustee.  That indenture, as it may be supplemented from time to time, is called the Subordinated Debt Indenture.  The Bank of New York Mellon, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), are referred to individually as a “trustee” and collectively as the “trustees.”

Subordination Provisions

Holders of subordinated debt securities issued by Morgan Stanley should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit it from making payments on these securities.  Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of Morgan Stanley’s senior indebtedness.  The Subordinated Debt Indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of debt securities is issued or in the form of debt security for such series, any additional obligations that Morgan Stanley determines to include within the definition of senior indebtedness in order to assure that the debt securities of such series will be accorded the regulatory capital recognition desired by Morgan Stanley in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to Morgan Stanley or its affiliates.  Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture.  (Subordinated Debt Indenture, Section 1.01).

The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving Morgan Stanley or a substantial part of its property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 13.01).

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

Negative Pledge of Morgan Stanley.  Because Morgan Stanley is a holding company, its assets consist primarily of the securities of its subsidiaries.  The negative pledge provisions of the Senior Debt Indenture and the MSFL Senior Debt Indenture limit Morgan Stanley’s ability to pledge some of these securities.  Each such senior indenture provides that Morgan Stanley will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by such senior indenture on:

•	the voting securities of Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, Morgan Stanley Smith Barney LLC or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which are referred to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the debt securities issued under the Senior Debt Indenture or the guarantee issued under the MSFL Senior Debt Indenture, as applicable, will be secured equally and ratably with indebtedness so secured.

For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination Morgan Stanley owns or controls directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.  (Senior Debt Indenture, Section 3.06 and MSFL Senior Debt Indenture, Section 13.10).

The Subordinated Debt Indenture does not include negative pledge provisions.

Merger or Consolidation of Morgan Stanley as Issuer Under the Senior Debt Indenture and the Subordinated Debt Indenture.  Each of the Senior Debt Indenture and the Subordinated Debt Indenture provides that Morgan Stanley will not merge or consolidate with any other person, unless:

•	Morgan Stanley will be the continuing corporation; or

•	the successor corporation:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of Morgan Stanley’s obligations under the indenture and the debt securities issued under the indenture; and

•	immediately after the merger or consolidation, Morgan Stanley or that successor corporation, as the case may be, will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (Senior Debt Indenture, Section 9.01 and Subordinated Debt Indenture, Section 9.01).

Sale, Lease or Conveyance by Morgan Stanley as Issuer Under the Senior Debt Indenture and the Subordinated Debt Indenture.  The Senior Debt Indenture provides that Morgan Stanley will not sell, lease or convey all or substantially all of its assets to any other person (other than the sale, lease or conveyance of all or substantially all of Morgan Stanley’s assets to one or more of Morgan Stanley’s subsidiaries, as defined above), unless:

•	the person that acquires all or substantially all of the assets of Morgan Stanley:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of Morgan Stanley’s obligations under the indenture and the debt securities issued under the indenture; and

•	immediately after the sale, lease or conveyance, that acquiring person will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (Senior Debt Indenture, Section 9.01).

For the avoidance of doubt, the sale, lease or conveyance of all or substantially all of Morgan Stanley’s assets to one or more of Morgan Stanley’s subsidiaries is not subject to any restrictions under the Senior Debt Indenture.

The Subordinated Debt Indenture provides that Morgan Stanley will not sell, lease or convey all or substantially all of its assets to any other person, unless:

•	the person that acquires all or substantially all of the assets of Morgan Stanley:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of Morgan Stanley’s obligations under the indenture and the debt securities issued under the indenture; and

•	immediately after the sale, lease or conveyance, that acquiring person will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (Senior Debt Indenture, Section 9.01 and Subordinated Debt Indenture, Section 9.01).

Merger or Consolidation of MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Senior Debt Indenture.  The MSFL Senior Debt Indenture provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will merge or consolidate with any other person, unless:

•	MSFL or Morgan Stanley, as applicable, will be the continuing person; or

•	the successor person by merger or consolidation to MSFL or Morgan Stanley, as applicable:

o	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the indenture and the debt securities or the guarantees, as applicable, issued under the indenture; and

•	immediately after the merger or consolidation, MSFL, Morgan Stanley or that successor person, as the case may be, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (MSFL Senior Debt Indenture, Sections 9.01 and 13.11).

For the avoidance of doubt, the successor person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

Sale, Lease or Conveyance by MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Senior Debt Indenture.  The MSFL Senior Debt Indenture provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will sell, lease or convey all or substantially all of its assets to any other person (other than the sale, lease or conveyance of all or substantially all of Morgan Stanley’s assets to one or more of Morgan Stanley’s subsidiaries), unless:

•	the person that acquires all or substantially all of the assets of MSFL or of Morgan Stanley, as applicable:

o	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the indenture and the debt securities or the guarantees, as applicable, issued under the indenture; and

•	immediately after the sale, lease or conveyance, that acquiring person, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (MSFL Senior Debt Indenture, Sections 9.01 and 13.11).

For the avoidance of doubt, the acquiring person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

For the avoidance of doubt, the sale, lease or conveyance of all or substantially all of MSFL’s or Morgan Stanley’s assets to one or more of Morgan Stanley’s subsidiaries is not subject to any restrictions under the MSFL Senior Debt Indenture.

Absence of Protections against All Potential Actions of the Relevant Issuer and the Guarantor.  There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the relevant issuer or the guarantor, is applicable, or a highly leveraged transaction.  The merger covenants described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the relevant issuer or the guarantor, as applicable, or a sale, lease or conveyance of all or substantially all of the assets of the relevant issuer or the guarantor, as applicable.  However, the relevant issuer may provide specific protections, such as a put right or increased interest, for particular debt securities, which such issuer would describe in the applicable prospectus supplement.

Events of Default

Events of Default of Morgan Stanley as Issuer Under the Senior Debt Indenture. The Senior Debt Indenture provides holders of debt securities with remedies if Morgan Stanley fails to perform specific obligations or if it becomes bankrupt.  Holders should review these provisions and understand which actions of Morgan Stanley trigger an event of default and which actions do not.  The Senior Debt Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the Senior Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default for 30 days in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	events of bankruptcy, insolvency or reorganization of Morgan Stanley; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Senior Debt Indenture, Section 5.01).

The debt securities issued under the Senior Debt Indenture will not have the benefit of any cross-default or cross-acceleration provisions with other indebtedness of Morgan Stanley.

In the case of a default in payment of any principal or any interest with respect to the debt securities issued under the Senior Debt Indenture, there will only be an event of default, and therefore a right of acceleration, if such default continues for a period of 30 days.

Events of Default of MSFL as Issuer Under the MSFL Senior Debt Indenture.  The MSFL Senior Debt Indenture provides holders of debt securities with remedies if MSFL, as issuer, fails to perform specific obligations or if MSFL becomes bankrupt.  Holders should review these provisions and understand which actions of MSFL trigger an event of default and which actions do not.  The MSFL Senior Debt Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the MSFL Senior Debt Indenture, with respect to any series of debt securities issued by MSFL under that indenture, as being:

•	default for 30 days in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	events of bankruptcy, insolvency or reorganization of MSFL; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (MSFL Senior Debt Indenture, Section 5.01).

The debt securities issued under the MSFL Senior Debt Indenture will not have the benefit of any cross-default or cross-acceleration provisions with other indebtedness of MSFL or Morgan Stanley.

In the case of a default in payment of any principal or any interest with respect to the debt securities issued under the MSFL Senior Debt Indenture, there will only be an event of default, and therefore a right of acceleration, if such default continues for a period of 30 days.  In addition, under the MSFL Senior Debt Indenture, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default.

Events of Default of Morgan Stanley as Issuer Under the Subordinated Debt Indenture. The Subordinated Debt Indenture provides holders of debt securities with remedies if Morgan Stanley fails to perform specific obligations or if it becomes bankrupt.  Holders should review these provisions and understand which actions of Morgan Stanley trigger an event of default and which actions do not.  The Subordinated Debt Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the Subordinated Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.01).

Unless otherwise stated in the applicable prospectus supplement, the debt securities issued under the Subordinated Debt Indenture will not have the benefit of any cross-default or cross-acceleration provisions with other indebtedness of Morgan Stanley.

Acceleration of Debt Securities upon an Event of Default.  The Senior Debt Indenture and the MSFL Senior Debt Indenture each provide that:

•	if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the relevant issuer and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to specified events of bankruptcy, insolvency or reorganization of the relevant issuer occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to the relevant issuer and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Senior Debt Indenture, Section 5.01 and MSFL Senior Debt Indenture, Section 5.01).

Unless otherwise stated in the applicable prospectus supplement or pricing supplement, debt securities issued under the Senior Debt Indenture and the MSFL Senior Debt Indenture will have the benefit of these acceleration provisions.

There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the Senior Debt Indenture or the MSFL Senior Debt Indenture (in each case, other than a covenant or warranty which is specifically dealt with above).  If any such default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the trustee and the holders of the debt securities issued under such indenture.  (Senior Debt Indenture, Section 5.04 and MSFL Senior Debt Indenture, Section 5.04).

The Subordinated Debt Indenture provides that:

•	if an event of default applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, or if an event of default applicable to all outstanding debt securities issued under that indenture is provided in the supplemental indenture under which such series of debt securities is issued or in the form of debt securities for such series and such event of default has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Subordinated Debt Indenture, Section 5.01).

Annulment of Acceleration and Waiver of Defaults.  The Senior Debt Indenture and the MSFL Senior Debt Indenture each provide that:

In some circumstances, if any and all events of default under that indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities.  (Senior Debt Indenture, Section 5.01 and MSFL Senior Debt Indenture, Section 5.01).

Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default or a covenant breach has occurred and is continuing, voting as one class, may waive any past default or event of default or any past covenant breach, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in that indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Senior Debt Indenture, Section 5.10 and MSFL Senior Debt Indenture, Section 5.10).

The Subordinated Debt Indenture provides that:

In some circumstances, if any and all defaults (as defined below) under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities.  (Subordinated Debt Indenture, Section 5.01).

Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which a default has occurred and is continuing, voting as one class, may waive any past default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected.  (Subordinated Debt Indenture, Section 5.10).

Defaults.  In the case of the Subordinated Debt Indenture, a default is defined, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default” or “default”);

•	an event of default with respect to such series of debt securities; or

•	any other default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.06).

There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the Subordinated Debt Indenture, including a default in the payment of principal or interest.  If a default in the payment of principal of, or any interest on, any series of debt securities issued under the Subordinated Debt Indenture occurs and is continuing and Morgan Stanley fails to pay the full amount then due and payable with respect to all debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid.  (Subordinated Debt Indenture, Section 5.02).  If any default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the trustee and the holders of the debt securities issued under the Subordinated Debt Indenture.  (Subordinated Debt Indenture, Section 5.04).

Indemnification of Trustee for Actions Taken on Your Behalf.  Each indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders.  (Indentures, Section 6.02).  Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  (Indentures, Section 5.09).

Limitation on Actions by You as an Individual Holder.  Each indenture provides that no individual holder of debt securities may institute any action against the relevant issuer or the guarantor, if applicable, under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indentures, Sections 5.06 and 5.09).

Annual Certification.  Each indenture contains a covenant that the relevant issuer will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.  (Indentures, Section 3.05).

Discharge, Defeasance and Covenant Defeasance

The relevant issuer or the guarantor, if applicable, has the ability to eliminate most or all of the obligations of the relevant issuer and the guarantor, if applicable, on any series of debt securities prior to maturity if the relevant issuer or the guarantor, if applicable, complies with the following provisions.  (Indentures, Section 10.01).

Discharge of Indenture.  If at any time the relevant issuer has:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms (or, in the case of debt securities issued by MSFL, the guarantor has done the same);

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•	irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under that indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities (or, in the case of debt securities issued by MSFL, the guarantor has done the same);

and if, in any such case, the relevant issuer or the guarantor, if applicable, also pays or causes to be paid all other sums payable by the relevant issuer or the guarantor, if applicable, under the indenture with respect to the securities of such series, then that indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time.  The relevant issuer or the guarantor, if applicable, may also discharge all obligations of the relevant issuer and the guarantor, if applicable, other than as to transfers and exchanges, under any series of debt securities at any time, which is referred to as “defeasance.”

The relevant issuer and the guarantor, if applicable, may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 3.06 (in the case of the Morgan Stanley Senior Debt Indenture), Section 13.10 and Section 13.11 (in the case of the MSFL Senior Debt Indenture) and Section 9.01 (in the case of the Indentures), which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default, covenant breach or a default.  Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•	The relevant issuer or the guarantor, if applicable, irrevocably deposits with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

•	The relevant issuer or the guarantor, if applicable, delivers to the relevant trustee an opinion of counsel to the effect that:

o	the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

o	the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

In the case of a defeasance, but not in the case of covenant defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

•	In the case of the Subordinated Debt Indenture:

o	no event or condition will exist that, under the provisions described under “—Subordination Provisions” above, would prevent Morgan Stanley from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

o	Morgan Stanley delivers to the trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained Morgan Stanley’s property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds. (Subordinated Debt Indenture, Section 10.01).

Modification of the Indentures

Modifications Without Consent of Holders.  The relevant issuer, the guarantor, if applicable, and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

•	secure any debt securities (and, in the case of the MSFL Senior Debt Indenture, to secure the guarantee of any debt securities securities);

•	evidence the assumption by a successor of the obligations of the relevant issuer or the guarantor, if applicable (including, in the case of the MSFL Senior Debt Indenture, to evidence the merger of MSFL with and into Morgan Stanley and, in such case, to evidence the elimination of the guarantee);

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	in the case of the MSFL Senior Debt Indenture, add to, change or eliminate any of the provisions of the indenture in respect of all or any securities of any series; provided that any such addition, change or elimination (i) shall neither (a) apply to any security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of any holder of such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.01).

Modifications with Consent of Holders.  The relevant issuer, the guarantor, if applicable, and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities.  However, the relevant issuer, the guarantor, if applicable, and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal and any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of the relevant issuer or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due;

•	in the case of the MSFL Senior Debt Indenture, remove the guarantee (except upon the merger of MSFL with and into Morgan Stanley); or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture (Indentures, Section 8.02).

Modification of Subordination Provisions.  Morgan Stanley may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding.  (Subordinated Debt Indenture, Section 8.06).

Replacement of Debt Securities

At the expense of the holder, the relevant issuer may, in its discretion, replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen.  The mutilated debt securities must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered debt securities, or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to the relevant issuer, the guarantor, if applicable, the paying agent, the registrar, in the case of registered debt securities, and the applicable trustee.  At the expense of the holder, an indemnity that is satisfactory to the relevant issuer, the guarantor, if applicable, the principal paying agent, the registrar, in the case of registered debt securities, and the applicable trustee may be required before a replacement debt security will be issued.

Concerning the Issuers’ and the Guarantor’s Relationship with the Trustees

Morgan Stanley, MSFL and other subsidiaries of Morgan Stanley and affiliates of MSFL maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, a New York banking corporation (including as successor to JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, National Association).

Governing Law

The debt securities, Morgan Stanley’s guarantee of debt securities issued by MSFL and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Predecessor Morgan Stanley Indenture

From time to time Morgan Stanley may reopen previous issuances of its senior debt securities issued pursuant to an earlier predecessor indenture.  Any such reopening would be issued under an Amended and Restated Senior Indenture dated as of May 1, 1999 between it and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee.  This indenture, as it may be supplemented from time to time, is called the “predecessor indenture.”

The predecessor indenture has terms identical to the terms of the Senior Debt Indenture in all material respects; provided that the predecessor indenture also includes the following provisions.  The predecessor indenture includes an event of default upon Morgan Stanley’s failure to make any payment at maturity, including any applicable grace period, on other indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to Morgan Stanley by the trustee, or to Morgan Stanley and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, treated as one class, issued under the predecessor indenture.  The predecessor indenture also includes an event of default upon a default with respect to any other indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to Morgan Stanley by the trustee, or to Morgan Stanley and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, treated as one class, issued under the indenture. Furthermore, the predecessor indenture does not include a grace period for a default on the payment of principal; a Covenant Default constitutes an Event of Default under the predecessor indenture; and the merger covenant in the predecessor indenture applies to transfers to Morgan Stanley’s subsidiaries.  For purposes of this paragraph, indebtedness means obligations of, or guaranteed or assumed by, Morgan Stanley, other than the debt securities, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations.  In addition, if a failure, default or acceleration referred to above ceases or is cured, waived, rescinded or annulled, then the event of default under the predecessor indenture caused by such default or acceleration will also be considered cured.

Description of Units

Each issuer may issue units.  Units will consist of any combination of warrants, purchase contracts, shares of preferred stock and common stock (in the case of units issued by Morgan Stanley) and debt securities issued by the relevant issuer, debt obligations or other securities of an entity affiliated or not affiliated with such issuer or other property.  The applicable prospectus supplement will also describe:

•	the issuer of the units;

•	the designation and the terms of the units and of any combination of warrants, purchase contracts, shares of preferred stock and common stock (in the case of units issued by Morgan Stanley) and debt securities issued by the relevant issuer, debt obligations or other securities of an entity affiliated or not affiliated with such issuer or other property constituting the units, including whether and under what circumstances the warrants, purchase contracts, shares of preferred stock and common stock (in the case of units issued by Morgan Stanley) and debt securities issued by such issuer, debt obligations or other securities of an entity affiliated or not affiliated with it or other securities may be traded separately;

•	any additional terms of the governing unit agreement or unit agreement without holders’ obligations;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, shares of preferred stock and common stock (in the case of units issued by Morgan Stanley) and debt securities issued by the relevant issuer, debt obligations or other securities of an entity affiliated or not affiliated with such issuer or other property constituting the units; and

•	any applicable U.S. federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Capital Stock—Offered Preferred Stock” and “Description of Capital Stock—Offered and Existing Common Stock” and those described below under “—Significant Provisions of the Unit Agreements” and “—Significant Provisions of the Unit Agreements Without Holders’ Obligations” will apply, as applicable, to each unit and to any warrants, purchase contracts, shares of preferred stock or common stock (in the case of units issued by Morgan Stanley) or debt securities issued by the relevant issuer, debt obligations or other securities of an entity affiliated or not affiliated with such issuer or other property included in each unit, unless otherwise specified in the applicable prospectus supplement.

Morgan Stanley will issue the units under one or more unit agreements (each referred to as a “Unit Agreement”) to be entered into between Morgan Stanley and a bank or trust company, as unit agent.  MSFL will issue the units under one or more unit agreements (each referred to as an “MSFL Unit Agreement” and, together with the Unit Agreements, the “unit agreements”) to be entered into among MSFL, as issuer, Morgan Stanley, as guarantor, and a bank or trust company, as unit agent.  Each issuer may issue units in one or more series, which will be described in the applicable prospectus supplement.

Generally, units that do not include components requiring performance on the part of the holders of such units will be governed by a unit agreement designed for units where the holders do not have any further obligations under the included warrants, purchase contracts or other components, which are referred to as the “Unit Agreement Without Holders’ Obligations” (for such units issued by Morgan Stanley) and the “MSFL Unit Agreement Without Holders’ Obligations” (for such units issued by MSFL) and collectively as the “unit agreements without holders’ obligations.”  Each issuer has filed the forms of its respective unit agreement and unit agreement without holders’ obligations as exhibits to the registration statement.

Units issued by MSFL under either the MSFL Unit Agreement or the MSFL Unit Agreement Without Holders’ Obligations will be fully and unconditionally guaranteed by Morgan Stanley as guarantor.

The material provisions of the unit agreements, the unit agreements without holders’ obligations and the units are described below.  However, these descriptions are not complete, and you should review the detailed provisions of the relevant unit agreement and the relevant unit agreement without holders’ obligations for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Morgan Stanley Guarantee of Units Issued by MSFL

The payments due and property deliverable under any units issued by MSFL, including payments due and property deliverable under any securities constituting such units, will be fully and unconditionally guaranteed by Morgan Stanley.  If, for any reason, MSFL does not make any required payment or delivery in respect of any unit issued by it when due, Morgan Stanley will cause the payment or delivery to be made at the same address at which MSFL is obligated to make such payment.  MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding.  Accordingly, holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee.  See “Summary—Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted,” “—Status of the MSFL Securities; Relationship with Morgan Stanley Securities” and “Risk Factors—As a Finance Subsidiary, MSFL Has No Independent Operations and Will Have No Independent Assets.”  Morgan Stanley’s guarantees of the payments due on units issued by MSFL will be unsecured senior obligations of Morgan Stanley.  In addition, if MSFL were to merge with and into Morgan Stanley pursuant to the terms of the MSFL Unit Agreement, the guarantee will terminate.

Significant Provisions of the Unit Agreements

Obligations of Unit Holder.  Under the terms of each unit agreement, each owner of a unit:

•	consents to and agrees to be bound by the terms of such unit agreement;

•	appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest, except in the case of pre-paid purchase contracts, which require no further performance by the owner; and

•	irrevocably agrees to be a party to and be bound by the terms of any purchase contract, other than a pre-paid purchase contract issued pursuant to an indenture, included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee.  Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under the unit, under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations.  Under each unit agreement, the relevant issuer and the guarantor, if applicable, consents to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of such unit agreement.

Remedies.  Upon the acceleration of the debt securities constituting any units, the relevant issuer’s obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder.  No owner of any unit will have any right under the relevant unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and the relevant issuer of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to the relevant issuer and the trustee, described in the indenture have been complied with; and

•	in the case of a failure by the relevant issuer to observe or perform any of its obligations under the relevant unit agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit, unless:

o	owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the relevant unit agreement and (b) offered the unit agent reasonable indemnity;

o	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

o	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.  Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right.  Purchase contract property is defined under “Description of Purchase Contracts” below.

Negative Pledge of Morgan Stanley.  Because Morgan Stanley is a holding company, its assets consist primarily of the securities of its subsidiaries.  The negative pledge provisions of the Unit Agreement and the MSFL Unit Agreement limit Morgan Stanley’s ability to pledge some of these securities.  Each such unit agreement provides that Morgan Stanley will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by such unit agreement on:

•	the voting securities of Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, Morgan Stanley Smith Barney LLC or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which are referred to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the units and the securities constituting the units under the Unit Agreement or the guarantee issued under the MSFL Unit Agreement, as applicable, will be secured equally and ratably with indebtedness so secured.

For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination Morgan Stanley owns or controls directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.

Absence of Protections Against All Potential Actions of the Relevant Issuer and the Guarantor.  There are no covenants or other provisions in the unit agreements providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of the relevant issuer or the guarantor, if applicable, or a highly leveraged transaction.

Modifications Without Consent of Holders.  The relevant issuer, the guarantor, if applicable, and the unit agent may amend or supplement the relevant unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders:

•	to evidence the assumption by a successor of the obligations of the relevant issuer or the guarantor, if applicable (including, in the case of the MSFL Unit Agreement, to evidence the merger of MSFL with and into Morgan Stanley and, in such case, to evidence the elimination of the guarantee);

•	to evidence the acceptance of appointment by a successor agent or collateral agent;

•	to add covenants for the protection of the holders of the units;

•	to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or the Investment Company Act of 1940, as amended;

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision;

•	in any other manner which the relevant issuer and the guarantor, if applicable, may deem necessary or desirable and which will not adversely affect the interests of the holders in any material respect; or

•	in the case of the MSFL Unit Agreement, to add to, change or eliminate any of the provisions of the agreement in respect of all or any units or purchase contracts of any series; provided that any such addition, change or elimination (i) shall neither (a) apply to any unit or purchase contract, as applicable, issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (b) modify the rights of any holder of such unit or purchase contract, as applicable, with respect to such provision or (ii) shall become effective only when there is no such unit or purchase contract, as applicable, outstanding.

Modifications with Consent of Holders.  The relevant issuer, the guarantor, if applicable, and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the relevant unit agreement relating to the purchase contracts of each series so affected.  However, the relevant issuer, the guarantor, if applicable, and the unit agent may not make the following first three modifications without the consent of the holder of each outstanding purchase contract included in units and may not make the following last three modifications without the consent of the holder of each outstanding unit affected by the modification that:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights and obligations under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the relevant unit agreement relating to those purchase contracts or for the waiver of any defaults under the relevant unit agreement relating to those purchase contracts;

•	materially adversely affect the holders’ units or the terms of the relevant unit agreement (other than terms related to the first three clauses above);

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the relevant unit agreement (other than terms related to the first three clauses above); or

•	in the case of the MSFL Unit Agreement, remove the guarantee (except upon the merger of MSFL with and into Morgan Stanley).

Modifications of any debt securities or pre-paid purchase contracts issued pursuant to an indenture included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification of the Indentures.” Modifications of any warrants included in units may only be made in accordance with the terms of the applicable warrant agreement as described under “Description of Warrants—Significant Provisions of the Warrant Agreements.”

Merger or Consolidation of Morgan Stanley as Issuer Under the Unit Agreement.  The Unit Agreement provides that Morgan Stanley will not merge or consolidate with any other person, unless:

•	Morgan Stanley will be the continuing corporation; or

•	the successor corporation:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of Morgan Stanley’s obligations under the Unit Agreement and the units issued under the Unit Agreement; and

•	immediately after the merger or consolidation, Morgan Stanley or that successor corporation, as the case may be, will not be in default in the performance of the covenants and conditions of the Unit Agreement applicable to it.

Sale, Lease or Conveyance by Morgan Stanley as Issuer Under the Unit Agreement.  The Unit Agreement provides that Morgan Stanley will not sell, lease or convey all or substantially all of its assets to any other person, unless:

•	the person that acquires all or substantially all of the assets of Morgan Stanley:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of Morgan Stanley’s obligations under the Unit Agreement and the units issued under the Unit Agreement; and

•	immediately after the sale, lease or conveyance, that acquiring person will not be in default in the performance of the covenants and conditions of the Unit Agreement applicable to it.

Merger or Consolidation of MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Unit Agreement.  The MSFL Unit Agreement provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will merge or consolidate with any other person, unless:

•	MSFL or Morgan Stanley, as applicable, will be the continuing person; or

•	the successor person by merger or consolidation to MSFL or Morgan Stanley, as applicable:

o	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the MSFL Unit Agreement and the units or the guarantees, as applicable, issued under the MSFL Unit Agreement; and

•	immediately after the merger or consolidation, MSFL, Morgan Stanley or that successor person, as the case may be, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the MSFL Unit Agreement applicable to it.

For the avoidance of doubt, the successor person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

Sale, Lease or Conveyance by MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Unit Agreement.  The MSFL Unit Agreement provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will sell, lease or convey all or substantially all of its assets to any other person, unless:

•	the person that acquires all or substantially all of the assets of MSFL or of Morgan Stanley, as applicable:

o	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the MSFL Unit Agreement and the units or the guarantees, as applicable, issued under the MSFL Unit Agreement; and

•	immediately after the sale, lease or conveyance, that acquiring person, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the MSFL Unit Agreement applicable to it.

For the avoidance of doubt, the acquiring person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

Replacement of Unit Certificates or Purchase Contract Certificates.  The relevant issuer will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent.  The relevant issuer will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to the relevant issuer, the guarantor, if applicable, and the unit agent of evidence satisfactory to the relevant issuer, the guarantor, if applicable, and the unit agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent, the relevant issuer and the guarantor, if applicable, may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

Each unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by the relevant issuer with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by the relevant issuer; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

Unit Agreements Not Qualified Under Trust Indenture Act.  No unit agreement will be qualified as an indenture under, and the unit agents will not be required to qualify as trustees under, the Trust Indenture Act.  Accordingly, the holders of units and purchase contracts, other than pre-paid purchase contracts issued pursuant to an indenture, will not have the benefits of the protections of the Trust Indenture Act.  However, any debt securities or pre-paid purchase contracts issued under an indenture that are issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title.  The relevant issuer, the guarantor, if applicable, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.  The unit agreements, the units, the purchase contracts constituting part of the units and Morgan Stanley’s guarantee of the units and purchase contracts constituting part of the units issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Significant Provisions of the Unit Agreements Without Holders’ Obligations

Remedies.  The unit agent will act solely as the relevant issuer’s agent in connection with the units governed by the relevant unit agreement without holders’ obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units.  Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the relevant unit agreement without holders’ obligations.  However, the holders of units or interests in those units may only enforce their rights under any pre-paid purchase contracts issued pursuant to an indenture and any debt securities or under any warrants issued as parts of those units in accordance with the terms of the applicable indenture and the applicable warrant agreement.

Modifications Without Consent of Holders.  The relevant issuer, the guarantor, if applicable, and the unit agent may amend the relevant unit agreement without holders’ obligations without the consent of the holders:

•	in the case of the MSFL Unit Agreement Without Holders’ Obligations, to evidence the assumption by a successor of the obligations of MSFL or Morgan Stanley (including to evidence the merger of MSFL with and into Morgan Stanley and, in such case, to evidence the elimination of the guarantee);

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision in the agreement;

•	in the case of the MSFL Unit Agreement Without Holders’ Obligations, to add to, change or eliminate any of the provisions of the agreement in respect of all or any units of any series; provided that any such addition, change or elimination (i) shall neither (a) apply to any unit issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (b) modify the rights of any holder of such unit with respect to such provision or (ii) shall become effective only when there is no such unit outstanding; or

•	in any other manner which the relevant issuer and the guarantor, if applicable, may deem necessary or desirable and which will not adversely affect the interests of the affected holders of units in any material respect.

Modifications with Consent of Holders.  The relevant issuer, the guarantor, if applicable, and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the relevant unit agreement without holders’ obligations.  However, the relevant issuer, the guarantor, if applicable, and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

•	materially and adversely affect the exercise rights of the affected holders;

•	in the case of the MSFL Unit Agreement Without Holders’ Obligations, remove the guarantee (except upon the merger of MSFL with and into Morgan Stanley); or

•	reduce the percentage of outstanding units the consent of whose holders is required to modify or amend the relevant unit agreement without holders’ obligations.

Any debt securities and pre-paid purchase contracts issued pursuant to an indenture that are issued as part of units governed by the relevant unit agreement without holders’ obligations may be modified only in accordance with the applicable indenture, as described above under “Description of Debt Securities—Modification of the Indentures.” Any warrants issued as part of units may be modified only in accordance with the terms of the applicable warrant agreement as described in “Description of Warrants—Significant Provisions of the Warrant Agreements.”

Merger or Consolidation of Morgan Stanley as Issuer Under the Unit Agreement Without Holders’ Obligations.  The Unit Agreement Without Holders’ Obligations provides that Morgan Stanley will not merge or consolidate with any other person, unless:

•	Morgan Stanley will be the continuing corporation; or

•	the successor corporation:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of Morgan Stanley’s obligations under the Unit Agreement Without Holders’ Obligations and the units issued under the Unit Agreement Without Holders’ Obligations; and

•	immediately after the merger or consolidation, Morgan Stanley or that successor corporation, as the case may be, will not be in default in the performance of the covenants and conditions of the Unit Agreement Without Holders’ Obligations applicable to it.

Sale, Lease or Conveyance by Morgan Stanley as Issuer Under the Unit Agreement Without Holders’ Obligations.  The Unit Agreement Without Holders’ Obligations provides that Morgan Stanley will not sell, lease or convey all or substantially all of its assets to any other person, unless:

•	the person that acquires all or substantially all of the assets of Morgan Stanley:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of Morgan Stanley’s obligations under the Unit Agreement Without Holders’ Obligations and the units issued under the Unit Agreement Without Holders’ Obligations; and

•	immediately after the sale, lease or conveyance, that acquiring person will not be in default in the performance of the covenants and conditions of the Unit Agreement Without Holders’ Obligations applicable to it.

Merger or Consolidation of MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Unit Agreement Without Holders’ Obligations.  The MSFL Unit Agreement Without Holders’ Obligations provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will merge or consolidate with any other person, unless:

•	MSFL or Morgan Stanley, as applicable, will be the continuing person; or

•	the successor person by merger or consolidation to MSFL or Morgan Stanley, as applicable:

o	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the MSFL Unit Agreement Without Holders’ Obligations and the units or the guarantees, as applicable, issued under the MSFL Unit Agreement Without Holders’ Obligations; and

•	immediately after the merger or consolidation, MSFL, Morgan Stanley or that successor person, as the case may be, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the MSFL Unit Agreement Without Holders’ Obligations applicable to it.

For the avoidance of doubt, the successor person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

Sale, Lease or Conveyance by MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Unit Agreement Without Holders’ Obligations.  The MSFL Unit Agreement Without Holders’ Obligations provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will sell, lease or convey all or substantially all of its assets to any other person, unless:

•	the person that acquires all or substantially all of the assets of MSFL or of Morgan Stanley, as applicable:

o	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the MSFL Unit Agreement Without Holders’ Obligations and the units or the guarantees, as applicable, issued under the MSFL Unit Agreement Without Holders’ Obligations; and

•	immediately after the sale, lease or conveyance, that acquiring person, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the MSFL Unit Agreement Without Holders’ Obligations applicable to it.

For the avoidance of doubt, the acquiring person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

Replacement of Unit Certificates.  The relevant issuer will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent.  The relevant issuer will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to the relevant issuer, the guarantor, if applicable, and the unit agent of evidence satisfactory to the relevant issuer, the guarantor, if applicable, and the unit agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent, the relevant issuer and the guarantor, if applicable, may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

Title.  The relevant issuer, the guarantor, if applicable, the unit agent, the trustee, the warrant agent and the agents of any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.  The unit agreements without holders’ obligations, the units, the pre-paid purchase contracts constituting part of the units and Morgan Stanley’s guarantee of units and pre-paid purchase contracts constituting part of the units issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Warrants

Offered Warrants

Each issuer may offer warrants separately or together with one or more additional warrants, purchase contracts, shares of preferred stock and common stock (in the case of warrants issued by Morgan Stanley) and debt securities issued by such issuer, debt obligations or other securities of an entity affiliated or not affiliated with such issuer, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement.  If the relevant issuer issues warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities or property in the unit prior to the warrants’ expiration date.  Warrants to purchase or sell securities of entities not affiliated with the relevant issuer issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

Each issuer may issue warrants to purchase or sell, on terms to be determined at the time of sale:

•	securities issued by such issuer or by an entity affiliated or not affiliated with such issuer, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	any other property; or

•	any combination of the above.

The property in the above clauses is referred to as “warrant property.”  The relevant issuer may satisfy its obligations, if any, with respect to any warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or other property, the cash value of the securities, as described in the applicable prospectus supplement.

Warrants issued by MSFL will be fully and unconditionally guaranteed by Morgan Stanley as guarantor.

Further Information in Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

•	the issuer of the warrants;

•	the specific designation and aggregate number of, and the price at which the relevant issuer will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether the warrants will be issued in definitive or global form or in combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	whether the warrants are put warrants or call warrants, whether you or the relevant issuer will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or other property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the warrants or both and the method of exercising the warrants;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, other property or combination thereof;

•	the applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreements

Each issuer will issue the warrants under one or more warrant agreements to be entered into between the relevant issuer, the guarantor, if applicable, and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants.  The forms of warrant agreements are filed as exhibits to the registration statement.  The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the warrant agreement for a full description and for other information regarding the warrants.

Modifications Without Consent of Warrantholders.  The relevant issuer, the guarantor, if applicable, and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders:

•	in the case of the MSFL warrant agreement, to evidence the assumption by a successor of the obligations of MSFL or Morgan Stanley (including to evidence the merger of MSFL with and into Morgan Stanley and, in such case, to evidence the elimination of the guarantee);

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision;

•	to establish the forms or terms of warrant certificates or warrants of any series;

•	to evidence the acceptance of appointment by a successor agent;

•	in the case of the MSFL warrant agreement, to add to, change or eliminate any of the provisions of the agreement in respect of all or any warrants of any series; provided that any such addition, change or elimination (i) shall neither (a) apply to any warrant issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (b) modify the rights of any holder of such warrant with respect to such provision or (ii) shall become effective only when there is no such warrant outstanding; or

•	in any other manner which the relevant issuer and the guarantor, if applicable, may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modifications with Consent of Warrantholders.  The relevant issuer, the guarantor, if applicable, and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement.  However, the relevant issuer, the guarantor, if applicable, and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrantholder:

•	change the exercise price of the warrants;

•	reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the rights of the owners of the warrants;

•	in the case of the MSFL warrant agreement, remove the guarantee (except upon the merger of MSFL with and into Morgan Stanley); or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

Merger, Consolidation, Sale or Other Disposition of or by Morgan Stanley as Issuer under the Warrant Agreement.  If at any time Morgan Stanley merges or consolidates with, or transfers substantially all of its assets to, another entity, the successor corporation will succeed to and assume all of Morgan Stanley’s obligations under the applicable warrant agreement and the warrant certificates.  Morgan Stanley will then be relieved of any further obligation under the applicable warrant agreement and the warrants issued under such agreement.

Merger or Consolidation of MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Warrant Agreement.  The MSFL warrant agreement provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will merge or consolidate with any other person, unless:

•	MSFL or Morgan Stanley, as applicable, will be the continuing person; or

•	the successor person by merger or consolidation to MSFL or Morgan Stanley, as applicable:

o	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the MSFL warrant agreement and the warrants or the guarantees, as applicable, issued under the MSFL warrant agreement; and

•	immediately after the merger or consolidation, MSFL, Morgan Stanley or that successor person, as the case may be, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the MSFL warrant agreement applicable to it.

For the avoidance of doubt, the successor person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

Sale, Lease or Conveyance by MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Warrant Agreement.  The MSFL warrant agreement provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will sell, lease or convey all or substantially all of its assets to any other person, unless:

•	the person that acquires all or substantially all of the assets of MSFL or of Morgan Stanley, as applicable:

o	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the MSFL warrant agreement and the warrants or the guarantees, as applicable, issued under the MSFL warrant agreement; and

•	immediately after the sale, lease or conveyance, that acquiring person, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the MSFL warrant agreement applicable to it.

For the avoidance of doubt, the acquiring person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

Enforceability of Rights of Warrantholders.  The warrant agents will act solely as the agent of the relevant issuer in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.  Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement.  No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

Registration and Transfer of Warrants.  Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge.  However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement.  The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

New York Law to Govern.  The warrants, Morgan Stanley’s guarantee of warrants issued by MSFL and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.  In the event MSFL or Morgan Stanley becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together, the “U.S. Special Resolution Regimes”), the transfer of the warrants, the warrant agreement and the related Morgan Stanley guarantee (together, the “Relevant Agreements”), and any interest and obligation in or under the Relevant Agreements, from MSFL or Morgan Stanley, respectively, will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Relevant Agreements, and any interest and obligation in or under the Relevant Agreements, were governed by the laws of the United States or a state of the United States. In the event MSFL or Morgan Stanley, or any of their affiliates, becomes subject to a U.S. Special Resolution Regime, default rights against MSFL or Morgan Stanley with respect to the Relevant Agreements are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States.

Morgan Stanley Guarantee of Warrants Issued by MSFL

The payments due, including any property deliverable under any warrants issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.  If, for any reason, MSFL does not make any required payment in respect of any warrant issued by it when due, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment.  MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding.  Accordingly, holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee.  See “Summary—Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted,” “—Status of the MSFL Securities; Relationship with Morgan Stanley Securities” and “Risk Factors—As a Finance Subsidiary, MSFL Has No Independent Operations and Will Have No Independent Assets.”  Morgan Stanley’s guarantees of the payments due on warrants issued by MSFL will be unsecured senior obligations of Morgan Stanley.  In addition, if MSFL were to merge with and into Morgan Stanley pursuant to the terms of the MSFL warrant agreement, the guarantee will terminate.

Description of Purchase Contracts

Each issuer may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, shares of preferred stock and common stock (in the case of purchase contracts issued by Morgan Stanley) and debt securities issued by such issuer, debt obligations or other securities of an entity affiliated or not affiliated with such issuer or other property, for the purchase or sale of:

•	securities issued by such issuer or by an entity affiliated or not affiliated with such issuer, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities;

•	any other property; or

•	any combination of the above.

The property in the above clauses is referred to as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate the relevant issuer to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase contracts issued by MSFL will be fully and unconditionally guaranteed by Morgan Stanley as guarantor.

Pre-Paid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued.  These purchase contracts are referred to as “pre-paid purchase contracts.”  In certain circumstances, Morgan Stanley’s obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute senior indebtedness or subordinated indebtedness of Morgan Stanley.  Accordingly, pre-paid purchase contracts issued by Morgan Stanley may be issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as specified in the applicable prospectus supplement.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a unit agreement without holders’ obligations.  See “Description of Units—Significant Provisions of the Unit Agreements” and “—Significant Provisions of the Unit Agreements Without Holders’ Obligations.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities or property constituting part of that unit prior to the purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in definitive or global form or in combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

Settlement of Purchase Contracts.  Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders’ obligations under the related purchase contract as specified in the prospectus supplement.  The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract.  To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent.  If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance.  To secure the obligations of the purchase contract holders contained in the Unit Agreement and in the purchase contracts, the holders of units issued by Morgan Stanley, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items described below to The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), in its capacity as collateral agent, for the benefit of Morgan Stanley.  To secure the obligations of the purchase contract holders contained in the MSFL Unit Agreement and in MSFL’s purchase contracts, the holders of units issued by MSFL, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items described below to The Bank of New York Mellon, a New York banking corporation, in its capacity as collateral agent, for the benefit of MSFL.  In each case, such assignment and pledge, which are referred to as the “pledge,” is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	any common stock, preferred stock, debt securities, debt obligations or other property that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which are referred to as the “pledged items”;

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the relevant unit agreement and the applicable purchase contract.  The collateral agent will forward all payments from the pledged items to the relevant issuer, unless the payments have been released from the pledge in accordance with the relevant unit agreement.  The relevant issuer will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent.  If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property.  Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen.  The unit agent, the relevant issuer or the guarantor, if applicable, may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate.  If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to the relevant issuer the amounts it received in trust for that holder.  Thereafter, the holder may recover those amounts only from the relevant issuer and not the unit agent.  The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

Morgan Stanley Guarantee of Purchase Contracts Issued by MSFL

The payments due, including any property deliverable under any purchase contracts issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.  If, for any reason, MSFL does not make any required payment in respect of any purchase contract issued by it when due, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment.  MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding.  Accordingly, holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee.  See “Summary—Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted,” “—Status of the MSFL Securities; Relationship with Morgan Stanley Securities” and “Risk Factors—As a Finance Subsidiary, MSFL Has No Independent Operations and Will Have No Independent Assets.”  Morgan Stanley’s guarantees of the payments due on purchase contracts issued by MSFL will be unsecured senior obligations of Morgan Stanley.  In addition, if MSFL were to merge with and into Morgan Stanley, the guarantee will terminate.

Description of Capital Stock

As of the date of this prospectus, Morgan Stanley’s authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

The rights of holders of preferred stock or common stock offered by this prospectus will be subject to, and may be adversely affected by, issuances of preferred stock in the future.  Under some circumstances, alone or in combination with certain provisions of Morgan Stanley’s certificate of incorporation described below under “—Additional Provisions of Morgan Stanley’s Certificate of Incorporation and Bylaws,” Morgan Stanley’s issuances of preferred stock may discourage or make more difficult an acquisition of Morgan Stanley that the Board of Directors deems undesirable.

The Board of Directors of Morgan Stanley has the power, without further action by the stockholders, unless action is required by applicable laws or regulations or by the terms of outstanding preferred stock, to issue preferred stock in one or more series and to fix the voting rights, designations, preferences and other terms applicable to the preferred stock to be issued.  The Board of Directors may issue preferred stock to obtain additional financing, in connection with acquisitions, as compensation to officers, directors or employees of Morgan Stanley and its subsidiaries in accordance with benefit plans or otherwise and for other proper corporate purposes.

Outstanding Capital Stock

Outstanding Common Stock.  As of September 30, 2017, there were 1,812,472,419 shares of Morgan Stanley’s common stock outstanding.

Outstanding Preferred Stock.  As of September 30, 2017, the following series of preferred stock were outstanding:

•	44,000 shares of Series A Floating Rate Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which is referred to as the Series A Preferred Stock;

•	519,882 shares of 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, with a liquidation preference of $1,000.00 per share, which is referred to as the Series C Preferred Stock;

•	34,500 shares of Series E Fixed-to-Floating Rate Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which is referred to as the Series E Preferred Stock;

•	34,000 shares of Series F Fixed-to-Floating Rate Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which is referred to as the Series F Preferred Stock;

•	20,000 shares of 6.625% Series G Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which is referred to as the Series G Preferred Stock;

•	52,000 shares of Series H Fixed-to-Floating Rate Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which is referred to as the Series H Preferred Stock;

•	40,000 shares of Series I Fixed-to-Floating Rate Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which is referred to as the Series I Preferred Stock; and

•	60,000 shares of Series J Fixed-to-Floating Rate Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which is referred to as the Series J Preferred Stock.

•	40,000 shares of Series K Fixed-to-Floating Rate Non-Cumulative Preferred Stock, with a liquidation preference of $25,000.00 per share, which is referred to as the Series K Preferred Stock.

The Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, Series J Preferred Stock and the Series K Preferred Stock are referred to, collectively, as the Existing Preferred Stock.

The preceding summary and the following summary of the terms of the offered preferred stock do not purport to be complete and are qualified by Morgan Stanley’s certificate of incorporation and by a Certificate of Designation of Preferences and Rights for each series of Existing Preferred Stock.

Offered and Existing Common Stock

Morgan Stanley’s Board of Directors has authorized the issuance of shares of common stock and has authorized a committee of the Board of Directors to establish the price and other terms and conditions of any offering, which will be described in the applicable prospectus supplement.  The shares of offered common stock, when issued and sold, will be fully paid and nonassessable.

Terms Specified in Prospectus Supplement.  The following description sets forth some general terms and provisions of the offered common stock.  The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered common stock:

•	number of shares to be offered;

•	offering price or prices;

•	any other relevant terms of the offered common stock that the Board of Directors or the committee establishes, including any restrictions on the transfer or resale of the offered common stock; and

•	any additional terms of the offering.

Voting Rights.  Each holder of Morgan Stanley’s common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors.  Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of Morgan Stanley’s common stock will possess all voting power.  At each annual meeting of stockholders, the Board of Directors will be elected by a majority vote or, in the event of a contested election, a plurality vote of all votes cast at such meeting to hold office until the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.  Because Morgan Stanley’s certificate of incorporation does not provide for cumulative voting rights, the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which is referred to as the “voting stock,” represented at a meeting will be able to elect all the directors standing for election at the meeting.

Dividends.  The holders of Morgan Stanley’s common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends, including the Existing Preferred Stock.

Liquidation Rights.  Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding, including the Existing Preferred Stock.  There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of Morgan Stanley’s common stock.

Because Morgan Stanley is a holding company, its rights and the rights of holders of its capital stock, including the holders of its common stock, to participate in the distribution of assets of any of Morgan Stanley’s subsidiaries upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred shareholders, except to the extent Morgan Stanley may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

On June 19, 2007, the Board of Directors passed a resolution to provide that, effective September 3, 2007, all shares of common stock issued after such date will be uncertificated.  This resolution was prospective only, such that any certificated shares of common stock issued and outstanding on September 3, 2007 would not become uncertificated until the certificate is surrendered to Morgan Stanley or its transfer agent or is reported to Morgan Stanley by the holder as being lost, stolen or destroyed.

Agents and Registrar for Offered and Existing Common Stock.  The transfer agent and registrar for the common stock is Computershare, Inc.

Offered Preferred Stock

Morgan Stanley’s Board of Directors has authorized the issuance of one or more series of additional shares of preferred stock and has authorized a committee of the Board of Directors to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement.  The shares of offered preferred stock, when issued and sold, will be fully paid and nonassessable.

Terms Specified in Prospectus Supplement.  The following description sets forth some general terms and provisions of the offered preferred stock.  The number of shares and all of the relative rights, preferences and limitations of the respective series of offered preferred stock that the Board of Directors or the committee establishes will be described in the applicable prospectus supplement.  The terms of particular series of offered preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividend rate, or the method of calculating the dividend rate, including whether dividends will be cumulative or noncumulative;

•	dividend payment dates and dividend periods, or the method of calculating the dividend payment dates and dividend periods;

•	priority of dividends;

•	redemption provisions, including whether or not, on what terms and at what prices the shares will be subject to mandatory redemption, to a sinking fund provision or to redemption at Morgan Stanley’s option;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•	whether or not and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of Morgan Stanley or any other corporation or any other property;

•	for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

•	whether depositary shares representing the offered preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

The Board of Directors or a duly authorized committee of the Board of Directors will adopt the resolutions to be included in the certificate of designation prior to the issuance of a series of offered preferred stock, and the certificate of designation will be filed with the Secretary of State of the State of Delaware as soon thereafter as reasonably practicable.

Agents and Registrar for Offered Preferred Stock.  The transfer agent, dividend disbursing agent and registrar for each series of offered preferred stock will be named in the prospectus supplement relating to that series.

Depositary Shares

Morgan Stanley may, at its option, elect to offer fractional shares or some multiple of shares of offered preferred stock, rather than individual shares of offered preferred stock.  If Morgan Stanley chooses to do so, it will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of offered preferred stock as described below.

The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which have been filed as exhibits to the registration statement.  Each investor should refer to the detailed provisions of those documents, as explained under the heading “Where You Can Find More Information” in the Summary.

The shares of any series of offered preferred stock represented by depositary shares will be deposited under a deposit agreement among Morgan Stanley, a bank, acting as depositary, which is referred to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement.  Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of offered preferred stock represented by that depositary share, to all the rights and preferences of the offered preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

The Preferred Stock Depositary for a series of offered preferred stock will be identified in the prospectus supplement for such series.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of offered preferred stock.  Immediately following the issuance of shares of a series of offered preferred stock, Morgan Stanley will deposit those shares with the Preferred Stock Depositary, which will then issue and deliver the depositary receipts to the purchasers.  Depositary receipts will only be issued evidencing whole depositary shares.  A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions.  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of offered preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If Morgan Stanley makes a distribution other than in cash, the Preferred Stock Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution.  In that event, the Preferred Stock Depositary may, with Morgan Stanley’s approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.

Withdrawal of Stock.  Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of offered preferred stock and all money or other property, if any, represented by those shares.  Holders of depositary receipts representing any number of whole shares of offered preferred stock will be entitled to receive whole shares of the related series of offered preferred stock, but those holders of whole shares of offered preferred stock will not thereafter be entitled to deposit those shares of offered preferred stock with the Preferred Stock Depositary or to receive depositary shares therefor.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of offered preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting the Offered Preferred Stock.  Upon receiving notice of any meeting at which the holders of any series of the offered preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of offered preferred stock.  Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of offered preferred stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights.  The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the offered preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and Morgan Stanley will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so.  The Preferred Stock Depositary will abstain from voting shares of the offered preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares.  Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the offered preferred stock represented by those depositary shares.  The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the offered preferred stock.  If Morgan Stanley redeems shares of a series of offered preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of offered preferred stock that it redeems.  If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares.  Any funds deposited by Morgan Stanley with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to it after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement.  Morgan Stanley may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under “—Withdrawal of Stock,” to receive shares of the related series of offered preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law.  Morgan Stanley may terminate the deposit agreement at any time with at least 60 days’ prior written notice to the Preferred Stock Depositary.  Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of offered preferred stock as are represented by the depositary receipts.  The deposit agreement will automatically terminate after there has been a final distribution on the related series of offered preferred stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.

Charges of Preferred Stock Depositary.  Morgan Stanley will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  Morgan Stanley will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares.  However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Limitation on Liability of Company and Preferred Stock Depositary.  Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of Morgan Stanley’s certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement.  The obligations of Morgan Stanley and the Preferred Stock Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of offered preferred stock unless satisfactory indemnity is furnished.

Corporate Trust Office of Preferred Stock Depositary.  The address of the Preferred Stock Depositary’s corporate trust office will be identified in the applicable prospectus supplement for a series of Preferred Stock.  The Preferred Stock Depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of offered preferred stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Stock Depositary.  The Preferred Stock Depositary may resign at any time by delivering to Morgan Stanley written notice of its election to do so, and Morgan Stanley may at any time remove the Preferred Stock Depositary.  Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary.  A successor must be appointed by Morgan Stanley within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders.  Morgan Stanley will deliver all required reports and communications to holders of the offered preferred stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.

Inspection by Holders.  Upon request, the Preferred Stock Depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the Preferred Stock Depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

Existing Preferred Stock

Unless otherwise indicated, the terms and provisions described below relate to each of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and the Series K Preferred Stock.  Other than as described below, the terms of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and the Series K Preferred Stock are substantially similar.

Rank.  Each series of Existing Preferred Stock ranks on a parity with each other and with the offered preferred stock as to payment of dividends and amounts payable upon liquidation, dissolution or winding up, except that the certificate of designation for the Series A Preferred Stock states that such series ranks, as to dividends, junior to any future issuance of cumulative preferred stock.  Each series of Existing Preferred Stock ranks prior to the common stock as to payment of dividends and amounts payable on liquidation, dissolution or winding up.  The shares of the Existing Preferred Stock are fully paid and nonassessable and have no preemptive rights.

Conversion.  No shares of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock or the Series K Preferred Stock are convertible at the option of the holder, or otherwise, into common stock.

Dividends.  Holders of Existing Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cash dividends payable quarterly at the rate specified below.

•	Series A Preferred Stock: noncumulative cash dividends at a per annum rate equal to the greater of (1) 4% and (2) three-month U.S. Dollar LIBOR on the related dividend determination date plus .70%.

•	Series C Preferred Stock: noncumulative cash dividends at a per annum rate equal to 10%.

•	Series E Preferred Stock: noncumulative cash dividends at a per annum rate equal to 7.125% with respect to each dividend period from and including September 30, 2013 to, but excluding, October 15, 2023 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 4.32% with respect to each dividend period from and including October 15, 2023.

•	Series F Preferred Stock: noncumulative cash dividends at a per annum rate equal to 6.875% with respect to each dividend period from and including December 10, 2013 to, but excluding, January 15, 2024 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.94% with respect to each dividend period from and including January 15, 2024.

•	Series G Preferred Stock: noncumulative cash dividends at a per annum rate equal to 6.625%.

•	Series H Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.45% with respect to each dividend period from and including April 29, 2014 to, but excluding, July 15, 2019 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.61% with respect to each dividend period from and including July 15, 2019.

•	Series I Preferred Stock: noncumulative cash dividends at a per annum rate equal to 6.375% with respect to each dividend period from and including September 18, 2014 to, but excluding, October 15, 2024 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.708% with respect to each dividend period from and including October 15, 2024.

•	Series J Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.55% with respect to each dividend period from and including March 19, 2015 to, but excluding, July 15, 2020 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.81% with respect to each dividend period from and including July 15, 2020.

•	Series K Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.85% with respect to each dividend period from and including January 31, 2017 to, but excluding, April 15, 2027 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.491% with respect to each dividend period from and including April 15, 2027.

Each series of Existing Preferred Stock is noncumulative preferred stock.  Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock or the Series K Preferred Stock in respect of any dividend period before the related dividend payment date, Morgan Stanley will have no obligation to pay a dividend for that dividend period on such dividend payment date or at any future time.

Each series of Existing Preferred Stock will be junior as to payment of dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Existing Preferred Stock.  If at any time Morgan Stanley has failed to pay accumulated dividends on any preferred stock that is senior to a series of Existing Preferred Stock as to payment of dividends, Morgan Stanley may not pay any dividends on the junior series of Existing Preferred Stock or redeem or otherwise repurchase any shares of the junior series of Existing Preferred Stock until it has paid in full, or set aside for payment, such accumulated but unpaid dividends on those senior shares.

Morgan Stanley will not declare or pay or set aside for payment, dividends for the latest dividend period on any series of offered preferred stock ranking on a parity as to payment of dividends with any series of Existing Preferred Stock, unless it also declares or pays or sets aside for payment the accrued dividends on the outstanding shares of such series for the latest dividend payment period.  Morgan Stanley must declare, pay or set aside for payment any amounts on the offered preferred stock ratably in proportion to the respective amounts of unpaid dividends described in the preceding sentence.

Except as described above, and subject to some additional exceptions set forth in the relevant certificate of designations, unless Morgan Stanley has paid full accrued dividends on the outstanding shares of each series of Existing Preferred Stock for the latest dividend payment period with respect to each such series, Morgan Stanley may not during a divided period for any series:

•	declare or pay a dividend or distribution on common stock or any preferred stock that ranks junior to such series as to dividend rights and as to rights on liquidation, dissolution or winding up, or

•	redeem, purchase or otherwise acquire Morgan Stanley’s common stock or any preferred stock that ranks junior to such series as to dividend rights and as to rights on liquidation, dissolution or winding up.

Redemption.  The Existing Preferred Stock is not and will not be subject to any mandatory redemption, sinking fund provision or other similar provision.  The Existing Preferred Stock is redeemable, subject to receipt of any required regulatory approvals, in whole or in part, upon 30 days’ notice as follows:

•	the Series A Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus accrued and unpaid dividends, regardless of whether dividends are actually declared, to but excluding the date of redemption;

•	the Series C Preferred Stock is redeemable at a redemption price of $1,100.00 per share, plus accrued and unpaid dividends, regardless of whether dividends are actually declared, to but excluding the date of redemption;

•	the Series E Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after October 15, 2023 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

•	the Series F Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after January 15, 2024 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

•	the Series G Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after July 15, 2019 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

•	the Series H Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after July 15, 2019 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

•	the Series I Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after October 15, 2024 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements; and

•	the Series J Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after July 15, 2020 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements.

•	the Series K Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after April 15, 2027 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Existing Preferred Stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions before any distribution is made to holders of any class or series of capital stock ranking junior to the Existing Preferred Stock as to rights upon liquidation, dissolution or winding up of Morgan Stanley’s common stock.  The liquidating distribution that each series of Existing Preferred Stock is entitled to receive is as follows:

•	the Series A Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

•	the Series C Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

•	the Series E Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

•	the Series F Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

•	the Series G Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

•	the Series H Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

•	the Series I Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date); and

•	the Series J Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date).

•	the Series K Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date).

However, holders of shares of the Existing Preferred Stock will not be entitled to receive the liquidation price of their shares until Morgan Stanley has paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of Morgan Stanley’s capital stock ranking senior as to rights upon liquidation, dissolution or winding up.

If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the Existing Preferred Stock and any other preferred stock ranking on a parity with the Existing Preferred Stock as to rights upon liquidation, dissolution or winding up, the holders of the Existing Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled.  After Morgan Stanley has paid the full amount of the liquidating distribution to which they are entitled, the holders of the Existing Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

Voting Rights.  Holders of Existing Preferred Stock do not have any voting rights except as described below or as otherwise from time to time required by law.  Whenever dividends on any series of Existing Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive, the authorized number of directors of Morgan Stanley shall be automatically increased by two and the holders of shares of Existing Preferred Stock, voting together as a class with holders of any and all other series of preferred stock having similar voting rights that are exercisable, will be entitled to elect two directors to fill such newly created directorships at Morgan Stanley’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting.  These voting rights will continue for each series of Existing Preferred Stock until dividends on such shares have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the nonpayment.  The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of holders of preferred stock to vote for directors.

So long as any shares of Existing Preferred Stock remain outstanding, Morgan Stanley will not, without the consent of the holders of at least two-thirds of the shares of Existing Preferred Stock outstanding at the time, voting together as a single class with holders of any and all other series of preferred stock having similar voting rights that are exercisable

•	amend or alter any provision of Morgan Stanley’s amended and restated certificate of incorporation or the certificate of designations of preferences and rights with respect to any series of the Existing Preferred Stock to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to any series of Existing Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up;

•	amend, alter or repeal any provision of Morgan Stanley’s amended and restated certificate of incorporation or the certificate of designations of preferences and rights with respect to any series of the Existing Preferred Stock if such amendment, alteration or repeal would cause a material and adverse effect with respect to the special rights, preferences, privileges and voting powers of any Existing Preferred Stock, whether by merger, consolidation or otherwise. For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of Morgan Stanley’s common stock or preferred stock ranking on a parity with or junior to the Existing Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect the special rights, preferences, privileges and voting powers of any Existing Preferred Stock; or

•	consummate any binding share exchange or reclassification involving any series of Existing Preferred Stock, or merger or consolidation of Morgan Stanley with another entity, unless in each case (x) the shares of Existing Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remain outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Existing Preferred Stock immediately prior to such consummation, taken as a whole.

Additional Provisions of Morgan Stanley’s Certificate of Incorporation and Bylaws

Board of Directors.  Morgan Stanley’s Board of Directors currently consists of thirteen directors.  At each annual meeting of stockholders, all directors will be elected by either a majority vote or, in the event of a contested election, a plurality vote of all votes cast at such meeting to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.  Under Morgan Stanley’s amended and restated bylaws (the “bylaws”), a majority vote of the Board of Directors may increase or decrease the number of directors.  However, the bylaws provide that the Board shall consist of not less than three nor more than fifteen members.  Morgan Stanley’s amended and restated certificate of incorporation (the “certificate of incorporation”) also provides that directors may be removed from office at any time, with or without cause.  Any vacancy on the Board of Directors or newly created directorship will be filled by a majority vote of the remaining directors then in office, and those newly elected directors will serve for a term expiring at the next annual meeting of stockholders, and until such director’s successor has been duly elected and qualified.

Limitations on Actions by Stockholders; Calling Special Meetings of Stockholders.  Morgan Stanley’s certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, any action required or permitted to be taken by Morgan Stanley’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting.  Morgan Stanley’s bylaws provide that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, special meetings of the stockholders may be called by the Secretary of Morgan Stanley either (i) at any time at the direction of and pursuant to a resolution of the Board of Directors or (ii) at the written request of stockholders of record owning at least twenty-five percent (25%) of the voting power of the outstanding capital stock of Morgan Stanley (excluding shares as to which the holder would not have the right to vote or has transferred any of the economic consequences of ownership), subject to certain requirements with respect to the form, nature and timing of such request.

Amendment of Governing Documents.  Morgan Stanley’s certificate of incorporation provides that, generally, it can be amended in accordance with the provisions of the laws of the State of Delaware.  Under Section 242 of the Delaware General Corporation Law, the Board of Directors may propose, and the stockholders may adopt by a majority vote of the voting stock, an amendment to Morgan Stanley’s certificate of incorporation.

Morgan Stanley’s certificate of incorporation provides that Morgan Stanley’s bylaws may be adopted, amended or repealed by the Board of Directors.  Furthermore, the bylaws provide that Morgan Stanley’s bylaws may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or the stockholders at any meeting thereof.

Limitation of Directors’ Liability.  Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit.  Under Morgan Stanley’s certificate of incorporation, a director of Morgan Stanley will not be personally liable to Morgan Stanley or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as in effect or as that law may be amended.

Forms of Securities

Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  Both certificated securities in definitive form and global securities will be issued in registered form, where the relevant issuer’s obligation runs to the holder of the security named on the face of the security.  Definitive securities name you or your nominee as the owner of the security, and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities.  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as explained more fully below under “—Global Securities.”

Each issuer’s obligations, as well as the obligations of the guarantor, if applicable, the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other agents of the relevant issuer, the guarantor, if applicable, any agents of the trustee or any agents of any warrant agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register.  Neither the relevant issuer nor the guarantor, if applicable, any trustee, warrant agent, unit agent, other agent of such issuer or guarantor, if applicable, agent of the trustee or agent of the warrant agents or unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder as required by the terms of that security, the relevant issuer or the guarantor, if applicable, will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so.  Similarly, if such issuer wants to obtain the approval or consent of the holders of any securities for any purpose, such issuer would seek the approval only from the holders, and not the indirect owners, of the relevant securities.  Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.

References to “you” in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or only indirect owners of beneficial interests in those securities.

Global Securities

Each issuer may issue the registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee.  In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Debt securities in registered global form issued by Morgan Stanley under the NSS will be deposited with a common safekeeper for Euroclear and/or Clearstream, Luxembourg and will be registered in the name of a nominee of the common safekeeper.  Morgan Stanley anticipates that the provisions described under “—The Depositary” below will apply to all other depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the unit and of any other security included in that unit.

The Depositary

Except as otherwise described herein and/or stated in the applicable prospectus supplement, The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security.  Each registered global security will be registered in the name of Cede & Co., the Depositary’s nominee.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates.  The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary.  Access to the Depositary’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as Euroclear and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to the Depositary and its participants are on file with the SEC.

Purchases of the securities under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary’s records.  The ownership interest of each actual purchaser of each security (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants.  Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction.  Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary’s partnership nominee, Cede & Co, or such other name as may be requested by the Depositary.  The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership.  The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners.  The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary’s procedures.  Under its usual procedures, the Depositary mails an omnibus proxy to the relevant issuer as soon as possible after the applicable record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary.  The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from the relevant issuer or any agent of it, on the date payable in accordance with their respective holdings shown on the Depositary’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name,” and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of the relevant issuer, the relevant issuer or the guarantor, if applicable, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is the responsibility of the relevant issuer or of any paying agent of it, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The Depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to the relevant issuer or its agent.  Under such circumstances, in the event that a successor depositary is not obtained by the relevant issuer within 90 days, security certificates are required to be printed and delivered.  In addition, under the terms of the indentures, the relevant issuer may at any time and in its sole discretion decide not to have any of the securities represented by one or more registered global securities. Each issuer understands, however, that, under current industry practices, the Depositary would notify its participants of its request, but will only withdraw beneficial interests from a global security at the request of each participant.  The relevant issuer would issue definitive certificates in exchange for any such interests withdrawn.  Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the Depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of such issuer or theirs.  It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning the Depositary and Depositary’s book-entry system has been obtained from sources believed to be reliable, but neither issuer nor the guarantor takes any responsibility for the accuracy thereof.  The Depositary may change or discontinue the foregoing procedures at any time.

Securities Offered on a Global Basis Through the Depositary

If an issuer offers any of the securities on a global basis through the Depositary, it will so specify in the applicable prospectus supplement.  The additional information contained in this section under “—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis through the Depositary.  The additional provisions described under “—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis through the Depositary only if the relevant issuer so specifies in the applicable prospectus supplement.

Book-Entry, Delivery and Form

The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co.  Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary, as described above. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in the registered global securities in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan Chase, N.A., a New York banking corporation, will act as depositary for Euroclear. Each of Citibank, N.A. and JPMorgan Chase, N.A., acting in this depositary capacity, is referred to as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that distributions with respect to the securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances.  If the Depositary notifies the relevant issuer that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by such issuer within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, such issuer will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures.  Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear.  Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary.  Transfers of book-entry interests in the securities among Clearstream, Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the securities offered on a global basis through the Depositary will be made in immediately available funds.  Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System.  Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary.  Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date.  Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date.  Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing  procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Payment of Additional Amounts

If specified in the applicable prospectus supplement, the relevant issuer will, with respect to any of the securities offered on a global basis through the Depositary and subject to certain exceptions and limitations set forth below, pay any additional amounts, the “additional amounts,” to the beneficial owner of any security who is a U.S. Alien (as defined below) as may be necessary in order that every net payment of the principal of and interest on such security and any other amounts payable on such security, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of the payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in such security to be then due and payable.

The relevant issuer will not, however, make any payment of additional amounts to any beneficial owner who is a U.S. Alien (as defined below) for or on account of:

•	any present or future tax, assessment or other governmental charge that would not have been so imposed but for

o	the existence of any present or former connection between the beneficial owner of such security, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in the conduct of a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

o	the presentation by or on behalf of the beneficial owner of such security for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment in respect of such security is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such security;

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, such security, if payment can be made without withholding by at least one other paying agent;

•	any tax, assessment or other governmental charge imposed solely because the holder or the beneficial owner (1) is a bank purchasing such security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying such security for investment purposes nor (B) buying such security for resale to a third party that either is not a bank or holding such security for investment purposes only;

•	any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner of such security, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed or collected pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any intergovernmental agreements entered into in connection with the implementation of such sections of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

•	any tax, assessment or other governmental charge imposed pursuant to Section 871(m) of the Code and any applicable Treasury regulations promulgated thereunder or published administrative guidance implementing such section;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of Morgan Stanley’s stock entitled to vote or as a direct or indirect subsidiary of it; or

•	any combination of the items listed above.

In addition, the relevant issuer will not be required to make any payment of additional amounts with respect to any security presented for payment:

•	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or

•	by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant security to another paying agent in a member state of the European Union.

Nor will the relevant issuer pay additional amounts with respect to any payment on a security to a U.S. Alien who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or interestholder of that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner held its interest in such security directly.

As used in this prospectus, the term “U.S. Alien” means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a foreign trust as defined by the Internal Revenue Code of 1986, as amended or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Tax Redemption

If specified in the applicable prospectus supplement, the relevant issuer may redeem, in whole but not in part, any of the securities offered on a global basis through the Depositary at its option at any time prior to maturity, upon the giving of a notice of tax redemption as described below, at a redemption price equal to 100% of the principal amount of those securities, except as otherwise specified in the applicable prospectus supplement, together with accrued interest to the date fixed for redemption, if such issuer determines that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the date of the applicable prospectus supplement, such issuer has or will become obligated to pay additional amounts, as defined above under “—Payment of Additional Amounts,” with respect to such securities as described above under “—Payment of Additional Amounts.”  Prior to the giving of any notice of tax redemption pursuant to this paragraph, the relevant issuer will deliver to the trustee:

•	a certificate stating that such issuer is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to such issuer’s right to so redeem have occurred; and

•	an opinion of independent legal counsel satisfactory to the trustee to the effect that such issuer is entitled to effect the redemption based on the statement of facts set forth in the certificate;

provided that no notice of tax redemption shall be given earlier than 60 days prior to the earliest date on which the relevant issuer would be obligated to pay the additional amounts if a payment in respect of the securities were then due.

Notice of tax redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.  Notice will be given in accordance with “—Notices” below.

Notices

Notices to holders of the securities will be given by mailing the notices to each holder by first-class mail, postage prepaid, at the respective address of each holder as that address appears upon the relevant issuer’s books.  Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and Euroclear.

United States Federal Taxation

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of debt securities issued under this prospectus (“debt securities”). This discussion applies only to initial investors in debt securities who for U.S. federal income tax purposes:

•	purchase the debt securities at their “issue price,” which will equal the first price at which a substantial amount of the issue of debt securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and

•	will hold the debt securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussions in the applicable prospectus supplement or pricing supplement, it is expected, and the discussion below assumes, that the issue price of a debt security is equal to its stated issue price indicated in the applicable prospectus supplement or pricing supplement. The discussion applies only to debt securities treated as debt instruments for U.S. federal income tax purposes. The U.S. federal income tax treatment of other debt securities will be addressed in the applicable prospectus supplement or pricing supplement.

As the law applicable to the U.S. federal income taxation of instruments such as the debt securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the debt securities should consult their tax advisers with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable prospectus supplement or pricing supplement. Accordingly, you should also consult the applicable prospectus supplement or pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific debt securities offered thereunder.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding debt securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds a debt security, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the debt securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of a debt security to you.

General

For U.S. federal income tax purposes, Morgan Stanley Finance LLC is disregarded as an entity separate from Morgan Stanley.  Therefore, debt securities issued by Morgan Stanley Finance LLC will be treated as if they were debt securities issued by Morgan Stanley for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Stated Interest. Subject to the discussion below, stated interest paid on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Discount Notes. A debt security (other than a short-term note, as defined below) that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a “discount note”) unless the debt security satisfies a de minimis threshold (as described below).  The amount of original issue discount on a discount note will be equal to the excess of the “stated redemption price at maturity” over the issue price.  The “stated redemption price at maturity” of a debt security equals the sum of all payments required under the debt security other than payments of “qualified stated interest.”  “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than debt instruments of Morgan Stanley or

Morgan Stanley Finance LLC) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by:

•	a single fixed rate of interest payable throughout the term of the debt security;

•	a single variable rate payable throughout the term of the debt security; or

•	to the extent described as such in the applicable prospectus supplement or pricing supplement, any other floating rate or rates.

A debt security will not be considered to have original issue discount if the difference between the debt security’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations as ¼ of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, or, in the case of an installment obligation (as defined by applicable Treasury regulations), the weighted average maturity. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity.

A U.S. Holder of discount notes will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes. U.S. Holders of discount notes will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income. Under this method, U.S. Holders of discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any debt security (including stated interest, original issue discount and de minimis original issue discount, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election may be revoked only with the permission of the Internal Revenue Service (the “IRS”).

Discount Notes Subject to Early Redemption. A discount note subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with original issue discount and, if so, the timing of accrual of the original issue discount). Under applicable Treasury regulations, the relevant issuer will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, you will generally be presumed to exercise an option to require the relevant issuer to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating original issue discount, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date. A debt security’s “adjusted issue price” is defined as the sum of its issue price and the aggregate amount of previously accrued original issue discount, less any prior payments on the debt security other than payments of qualified stated interest.

Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and the relevant issuer has an option to redeem the debt security for an amount equal to the stated principal amount on or prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if the relevant issuer redeems the debt security before the initial increase in the interest rate. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with original issue discount. If a debt security described in this paragraph is not treated as issued with original issue discount and if, contrary to the presumption in the applicable Treasury regulations, the relevant issuer does not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without original issue discount.  The rules governing short-term debt instruments (as described under “ –Short Term Notes” below) may apply to a debt security deemed reissued in conjunction with the final scheduled increase in the interest rate if the deemed reissued debt security matures in one year or less from the deemed reissue date.  You should consult your tax adviser concerning the possible application of these rules.

Short-Term Notes. A debt security that matures (after taking into account the last possible date that the debt security could be outstanding under the terms of the debt security) one year or less from its issue date (a “short-term note”) will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash-method U.S. Holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. U.S. Holders that so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder that is not required and that does not elect to apply an accrual method of tax accounting to the short-term note, any gain realized on the sale, exchange or retirement of the short-term note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such a U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the short-term note, in an amount not exceeding the accrued discount, until the accrued discount is included in income or the U.S. Holder disposes of the short-term note in a taxable transaction.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the U.S. Holder will be considered to have purchased the debt security with amortizable bond premium equal to such excess. Special rules may apply in the case of debt securities that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the debt security in that accrual period. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the premium previously amortized. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

If a U.S. Holder makes a constant yield election (as described under “Discount Notes” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Debt Securities. Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid qualified stated interest. Amounts attributable to accrued but unpaid qualified stated interest are treated as interest as described under “Payments of Stated Interest” above.

A U.S. Holder’s adjusted tax basis in a debt security will equal the cost of the debt security to the holder, increased by the amounts of any original issue discount previously included in income by the U.S. Holder with respect to the debt security and reduced by any amortized bond premium, any principal payments received by the U.S. Holder and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

Subject to the discussion above in “Short-Term Notes,” gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year, and short-term capital gain or loss otherwise.

Backup Withholding and Information Reporting. Backup withholding may apply in respect of payments on the debt securities and the payment of proceeds from a sale or other disposition of the debt securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in respect of payments on the debt securities and the payment of proceeds from a sale or other disposition of the debt securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of debt securities that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the debt securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the debt securities.

Subject to the discussion below under “—FATCA,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on a debt security, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of the debt security (or a financial institution holding the debt security on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8 on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

United States Federal Estate Tax.  Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, a debt security that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the debt security, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty and without regard to the discussion below concerning FATCA).

Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the debt securities in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting.  Information returns will generally be filed with the IRS in respect of payments on the debt securities.  Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the payment of proceeds from a sale or other disposition of a debt security and the Non-U.S. Holder may be subject to backup withholding on payments on debt securities or on the payment of proceeds from a sale or other disposition of debt securities. Compliance with the certification procedures required to claim the exemption from withholding tax on interest (including original issue discount, if any) described above under “—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to any payment of amounts treated as interest on the debt securities and, for dispositions after December 31, 2018, any payment of gross proceeds of the disposition (including upon retirement) of the debt securities.  If withholding applies to the debt securities, the relevant issuer will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the debt securities.

Plan of Distribution (Conflicts of Interest)

Each issuer may sell the securities being offered by this prospectus in three ways: (1) through agents, (2) through underwriters and (3) through dealers.  The agents, underwriters or dealers in the United States generally will include Morgan Stanley & Co. LLC, which is referred to as MS & Co., or other affiliates of the relevant issuer and the guarantor, if applicable, and the agents, underwriters, or dealers outside the United States generally will include Morgan Stanley & Co. International plc, which is referred to as MSI, or other affiliates of the relevant issuer and the guarantor, if applicable.  Morgan Stanley may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.  Any at-the-market offering of common stock will be through an underwriter, or underwriters, acting as principal(s) or agent(s) for Morgan Stanley.

Each issuer may designate agents from time to time to solicit offers to purchase these securities.  Such issuer will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions it is to pay to that agent in the applicable prospectus supplement.  That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If an issuer uses any underwriters to offer and sell these securities, such issuer will enter into an underwriting agreement with those underwriters when it and they determine the offering price of the securities, and such issuer will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If an issuer uses a dealer to offer and sell these securities, such issuer will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement.  The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Each issuer’s net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent—in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities.  Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts.  A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option.  The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market.  In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option.  The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position.  The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities.  Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities.  Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities.  The underwriters are not required to engage in these activities and may end any of these activities at any time.

If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co. and MSI, which are referred to as “remarketing firms,” acting as principals for their own accounts or as agents for the relevant issuer, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms.  The relevant issuer will identify any remarketing firm, the terms of its agreement, if any, with it and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with the relevant issuer to indemnification by such issuer against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for such issuer in the ordinary course of business.

The relevant issuer may enter into derivative or other hedging transactions with financial institutions.  These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any loan of common stock or short position created in connection with those sales.  Morgan Stanley may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out any loan of common stock or such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus.  Morgan Stanley may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if Morgan Stanley defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

If so indicated in the prospectus supplement, the relevant issuer will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities or warrants, purchase contracts or units, as the case may be, from such issuer at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Each underwriter, agent or dealer participating in the offering of the securities will represent and agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable prospectus supplement or this prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and the relevant issuer shall not have responsibility for the underwriter’s, agent’s or dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor on the original issue date (settlement date) specified in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of securities is more than two business days after the pricing date, purchasers who wish to trade securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The issuers estimate that they will spend approximately $4,550,000 for printing, rating agency, trustees’ and legal fees and other expenses allocable to the offering of the securities registered on this shelf registration statement.

With respect to sales of securities in any jurisdictions outside of the United States, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable prospectus supplement.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

MS & Co. and MSI are wholly owned subsidiaries of Morgan Stanley and affiliates of MSFL.  Each initial offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of the securities of an affiliate.  Following the initial distribution of any of these securities, MS & Co., MSI and other affiliates of Morgan Stanley may offer and sell these securities (as well as securities initially offered and sold by Morgan Stanley and its predecessors under previous registrations statements) in the course of their business as broker dealers.  MS & Co., MSI and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  MS & Co., MSI and other affiliates may use this prospectus in connection with these transactions.  None of MS & Co., MSI or any other affiliate is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

Underwriters, agents and dealers participating in offerings of the securities that are not affiliates of Morgan Stanley or MSFL may presently or from time to time engage in business transactions with Morgan Stanley or MSFL, including extending loans to them.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Legal Matters

The validity of these securities will be passed upon for Morgan Stanley and MSFL by Davis Polk & Wardwell LLP, or other counsel who is satisfactory to MS & Co. or MSI, as the case may be, and who may be an officer of Morgan Stanley.  Sidley Austin LLP will pass upon some legal matters relating to these securities for the underwriters.  Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters.

Experts

The consolidated financial statements incorporated in this prospectus by reference from Morgan Stanley’s (the “Firm”) Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Firm’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated February 27, 2017, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim condensed consolidated financial statements for the periods ended March 31, 2017 and 2016, June 30, 2017 and 2016, and September 30, 2017 and 2016 which are incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Firm’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017, and September 30, 2017 and incorporated by reference herein, they did not audit and they do not express an opinion on those interim condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim condensed consolidated financial statements because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is referred to herein as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, Morgan Stanley and certain of its subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these securities.

Because Morgan Stanley may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of these securities that either (a) it is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of these securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any of these securities to any plan or plan subject to Similar Law is in no respect a representation by the relevant issuer or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this base prospectus is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

Morgan Stanley